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                                                                EXHIBIT 10.13




        FIRST AMENDED AND RESTATED BUSINESS LOAN AND SECURITY AGREEMENT


         THIS FIRST AMENDED AND RESTATED BUSINESS LOAN AND SECURITY AGREEMENT ("Agreement") is made this 6th, day of October, 1995, by and between MLC GROUP, INC., a Virginia corporation ("Borrower"), and FIRST UNION NATIONAL BANK OF VIRGINIA ("Bank").

                                    RECITALS

         WHEREAS, on September 28, 1995, the Borrower and the Bank executed a Business Loan and Security Agreement in connection with a Line of Credit to Borrower in the aggregate principal amount of Five Million Dollars ($5,000,000.00); and

         WHEREAS, the Borrower has requested that the Bank make certain modifications to the Business Loan and Security Agreement, which the Bank is agreeable to making.

         NOW, THEREFORE, in consideration of the mutual covenants contained herein, Borrower and Bank do hereby agree as follows:

                    1.  CONSTRUCTION AND DEFINITION OF TERMS

         All terms used herein without definition which are defined by the Virginia Uniform Commercial Code shall have the meanings assigned to them by the Virginia Uniform Commercial Code unless and to the extent varied by this Agreement. Unless the context otherwise requires, all of the accounting terms used herein without definition shall have the meanings assigned to them as determined by GAAP except to the extent varied by this Agreement. Whenever the phrase "satisfactory to Bank" is used in this Agreement such phrase shall mean "satisfactory to Bank in its sole discretion." The use of any gender or the neuter herein shall also refer to the other gender or the neuter and the use of the plural shall also refer to the singular, and vice versa. In addition to the terms defined elsewhere in this Agreement, unless the context otherwise requires, when used herein, the following terms shall have the following meanings:


                                IMPORTANT NOTICE

                 THIS INSTRUMENT CONTAINS A CONFESSION OF JUDGMENT PROVISION WHICH CONSTITUTES A WAIVER OF IMPORTANT RIGHTS YOU MAY HAVE AS A DEBTOR AND ALLOWS THE CREDITOR TO OBTAIN A JUDGMENT AGAINST YOU WITHOUT ANY FURTHER NOTICE.
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         "ACCEPTABLE CONTRACTED INVENTORY" shall mean Inventory consisting of used information technology equipment which has been pre-sold (but as to which title has not yet passed) or pre-leased to a Contract Obligor satisfactory to Bank pursuant to a Contract in form and substance satisfactory to Bank, and is otherwise acceptable to Bank from time to time, in its discretion exercised in good faith, as a basis for making Line of Credit Advances to Borrower. Without limitation of the foregoing, if the applicable Contract is a lease or an installment or conditional sales contract, such Inventory must be the subject of executed financing statements (copies of which Borrower shall have provided to Bank) to be recorded in all jurisdictions required to properly perfect the security interest of Borrower in such Inventory. In addition, at Bank's option or request, Borrower shall provide evidence satisfactory to Bank of (1) the delivery to the Contract Obligor of such Inventory and of the Contract Obligor's acceptance thereof, and (2) the assignability of such Contract to Bank and/or of the Contract Obligor's assent to such assignment. Without limitation of the foregoing, except as otherwise agreed by Bank from time to time, Acceptable Contracted Inventory shall not include:

         (a) any Inventory which Borrower does not own or which Borrower has owned for a period exceeding 90 days (such ownership to be deemed to begin upon payment of the purchase price of the Inventory);

         (b) any Inventory which is subject to any Lien except for Permitted Liens, in which Borrower does not have the right and power to grant a first priority security interest to Bank, or which has been the subject of an Ordinary Course Sale or Refinancing;

         (c)     any Inventory which is defective or damaged;

         (d)     any Inventory consisting of Software;

         (e) any Inventory which is the subject of a Contract for which the Contract Obligor has failed to make a required payment when due, or a Contract which has been terminated, suspended or discontinued by any Contract Obligor, for any reason, or with respect to which there exists any colorable claim or right of setoff, counterclaim or deduction in favor of the Contract Obligor or any other person against any payment due under such Contract;

         (f) any Inventory created or acquired by Borrower in connection with, or identified to, any contract of Borrower with the United States of America or any State, county, municipality or other governmental entity, or any department or agency thereof, unless Bank is satisfied in good faith that, by law or agreement, Bank's security interest therein has and will have priority over any claim to or against such Inventory, arising prior to delivery of such Inventory under such contract, of the United States of America or such State, county, municipality or other governmental entity, or department or agency thereof;

         (g)     any MLC/GATX Inventory;

         (h) any Inventory with respect to which the Contract Obligor is insolvent, is unable to pay its debts as they mature or is the subject of any pending, imminent or threatened bankruptcy,





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reorganization, insolvency, readjustment of debt, trusteeship, receivership, dissolution or liquidation law, statute or proceeding;

         (i) any Inventory with respect to which the Contract Obligor is an Affiliate; or

         (j) any Inventory with respect to which the Contract Obligor's principal place of business (if not an individual) or residence (if an individual) is not located in the United States of America.

Bank may determine from time to time, in its discretion exercised in good faith and notwithstanding any previous contrary determinations made by Bank, to exclude from Acceptable Contracted Inventory specific Inventory or categories or types of Inventory. Such determinations may be based upon evaluations of risk or any other factors deemed relevant by Bank in good faith, whether or not such factors have theretofore been used, contemplated or foreseen as a basis for limiting Acceptable Contracted Inventory. Bank will promptly communicate any such determination to Borrower.

         "ACCEPTABLE NON-CONTRACTED INVENTORY" shall mean Inventory which has not been pre-sold or pre-leased pursuant to a Contract in form and substance satisfactory to Bank, but which in all other respects would be Acceptable Contracted Inventory.

         "ACCEPTABLE CONTRACT" shall mean a Contract for the lease or licensure of Software or information technology equipment to a Contract Obligor which is acceptable to Bank from time to time, in its discretion exercised in good faith, as a basis for making Line of Credit Advances to Borrower. Without limitation of the foregoing, except as otherwise agreed by Bank from time to time, Acceptable Contract shall not include:

                 (a) any Contract (i) which is not a valid and enforceable obligation of the applicable Contract Obligor, is not in form and substance satisfactory to Bank or has not been assigned by the original lessor or licensor thereunder (or its assignee) to Borrower, or (ii) relating to Software or equipment which has been leased or licensed to a Contract Obligor for a period exceeding 90 days;

                 (b) any Contract which is not lawfully owned by Borrower, is encumbered by a Lien in favor of any person other than Bank, or in which Borrower does not have the right and power to grant a first priority security interest as to Bank;

                 (c) any Contract which has been terminated, suspended or discontinued, with respect to which the subject equipment or Software is defective or damaged, or under which the Contract Obligor has failed to make a required payment when due or has alleged any defense, setoff, counterclaim, retainage, holdback, credit, discount, allowance, adjustment, deduction or reduction of any kind;

                 (d) any Contract which has been the subject of an Ordinary Course Sale or Refinancing;





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                 (e)      any Contract with the United States of America or any
State, county, municipality or other governmental entity, or any department or agency thereof, to the extent that sums due or to become due to Borrower in connection therewith have not been duly assigned to Bank in accordance with the Federal Assignment of Claims Act and/or any other applicable federal, State or local laws, rules and regulations relating to the assignment or payment of such Contract and sums;

                 (f) any Contract with respect to which the Contract Obligor is insolvent, is unable to pay its debts as they mature, or is the subject of any pending, imminent or threatened bankruptcy, reorganization, insolvency, readjustment of debt, trusteeship, receivership, dissolution or liquidation law, statute or proceeding;

                 (g) any Contract in which the Contract Obligor is an Affiliate; or

                 (h) any Contract with respect to which the Contract Obligor's principal place of business (if not an individual) or residence (if an individual) is not located in the United States of America.

Bank may determine from time to time, in its discretion exercised in good faith and notwithstanding any previous contrary determinations made by Bank, to exclude from Acceptable Contract specific Contracts or categories or types of Contracts. Such determinations may be based upon evaluations of risk or any other factors deemed relevant by Bank in good faith, whether or not such factors have theretofore been used, contemplated or foreseen as a basis for limiting Acceptable Contract. Bank will promptly communicate any such determination to Borrower.

         "ADVANCE" shall mean each Line of Credit Advance and each Compliance Advance.

         "ADVANCEABLE ASSETS" shall mean Acceptable Contracted Inventory, Acceptable Non-Contracted Inventory and Acceptable Contracts.

         "AFFILIATE" shall mean: (a) any person in which Borrower legally or beneficially owns or holds, directly or indirectly, any capital stock or other equity interest; (b) any person that is a partner in or of Borrower, a partnership in which Borrower is a partner, a joint venture in which Borrower is a joint venturer, or a joint venturer in or of Borrower, (c) any person that is a director, officer, employee, stockholder (legally or beneficially) or other affiliate of any of the foregoing or of Borrower, and (d) any person that directly or indirectly controls, is under the control of, or is under common control with, Borrower, including, without limitation, any person that directly or indirectly has the right or power to direct the management or policies of Borrower and any person whose management or policies Borrower directly or indirectly has the right or power to direct.

         "AVAILABLE FUNDS" shall mean the gross balance in the Management Account, less Instruments presented for payment and less the aggregate amount of all deposited items which Bank has not credited to the Management Account as available.





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         "BANKING DAY" shall mean any day that banks in the Commonwealth of
Virginia are not required or permitted to be closed.

         "BUSINESS PREMISES" shall mean 11150 Sunset Hills Road, Suite 110, Reston, Virginia 22090; 1900 Point West Way, Suite 120, Sacramento, California 95815; 5130 Bonita Road, Bonita, California 91902; 6616 Six Forks Road, Suite 201, Raleigh, North Carolina 27615; 901 MoPac Expressway, Building 2, Suite 305, Austin, Texas 78746; 17110 Dallas Parkway, Dallas, Texas 75248; P.O. Box 682140, Park City, Utah 84058; 600 First Avenue, Suite 617, Seattle, Washington 98104; 950 N. Raddant, Batavila, Illinois 60510; 106 Iron Mountain Road, Mine Hills, New Jersey 07801; 11 Vincent Circle, Jacksonville Park, Ivyland, Pennsylvania 18974; and 2985 113th Street, Grand Prairie, Texas 75050.

         "CERTIFIED" shall mean that the information, statement, schedule, report or other document required to be "Certified" contains a representation by Borrower, that to Borrower's knowledge and belief after diligent inquiry, such information, statement, schedule, report or other document is true and complete in all material respects.

         "CLOSING" shall mean the first date on which funds are advanced to Borrower hereunder.

         "COLLATERAL" shall mean:

                 (a) all Receivables, Inventory, General Intangibles, Contracts, and Equipment and, in addition, all other property of Borrower in which Bank has, or may in the future acquire or be granted, a Lien hereunder or under any of the Other Agreements;

                 (b) all amounts now or in the future owed by Bank to Borrower and all property and funds of Borrower (including deposit accounts, certificates of deposit, and investments made or managed by Bank on behalf of Borrower), now owned or hereafter acquired by Borrower and now or hereafter in Bank's possession or control;

                 (c) all present and future substitutions, replacements, appurtenances, accessories, accessions and materials and supplies relating to any of the foregoing;

                 (d) all of Borrower's present and future books and records in any form, in or on any media, including data processing materials in any form (including software, tapes, discs and the like), whether in the possession of Borrower or any other person; and

                 (e) all present and future proceeds and products of all of the foregoing in any form whatsoever and all rights, including rights to the payment of money for any reason, arising on account of any sale, assignment, lease, rental, license, exchange, liquidation, condemnation, taking, theft or any disposition of any nature of, or any damage or casualty to, or any loss with respect to, any of the foregoing or any rights or interests of Borrower in any of the foregoing, including, without limitation, cash proceeds (including all payments under any indemnities, warranties or guaranties payable with respect to any of the foregoing), noncash proceeds and proceeds acquired with cash proceeds, whether any such proceeds constitute consumer goods,





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
farm products, equipment, inventory, documents of title, chattel paper, accounts, instruments or general intangibles, and all proceeds of insurance policies insuring any of the foregoing or any risks to Borrower associated with any of the foregoing. Notwithstanding the foregoing, the Collateral shall not include (x) except to the extent Borrower has retained an interest therein, any Inventory or any Contract sold or refinanced by Borrower in an Ordinary Course Sale or Refinancing, (v) the MLC/GATX Inventory, or (z) any rights with respect to payments resulting from the lease of the MLC/GATX Inventory.

         "COMPLIANCE ADVANCE" shall mean an Advance made by Bank under Subsection 2.01B(b)(ii) or Subsection 10.01 of this Agreement.

         "CONTRACT" shall mean any equipment lease, purchase agreement or other agreement between Borrower (or its assignor) and a Contract Obligor, whether now existing or hereafter arising, providing for the lease or sale of Inventory and/or the lease or licensure of Software.

         "CONTRACT OBLIGOR" shall mean each person obligated to make a payment to Borrower under a Contract.

         "DEFAULT" shall mean any event which, with the giving of notice or lapse of time (or both), would be an Event of Default.

         "DEFAULT RATE OF INTEREST" shall mean a fluctuating rate of interest equal to the LIBOR Rate in effect from time to time plus 475 basis points.

         "ENVIRONMENTAL LAWS" shall mean all federal, state, local and foreign laws relating to pollution or protection of the environment, including laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes into the environment (including, without limitation, ambient air, surface water, ground water, or land), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes, and any and all regulations, codes, plans, orders, decrees, judgments, injunctions, notices or demand letters issued, entered, promulgated or approved thereunder.

         "EQUIPMENT" shall mean:

                 (a) all equipment of Borrower of every type and description, now owned and hereafter acquired and wherever located, including, without limitation, all machinery, vehicles and other rolling stock, furniture, furnishings, tools, dies, leasehold improvements, fixtures, and materials and supplies relating to any of the foregoing;

                 (b) all present and future documents of title and trust receipts relating to any of the foregoing;





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                 (c)      all present and future rights, claims and causes of
action of Borrower in connection with purchases by Borrower of (or contracts for the purchase by Borrower of), or warranties relating to, or damages to, goods held or to be held by Borrower as equipment;

                 (d) all present and future warranties, manuals and other written materials (and packaging thereof or relating thereto) relating to any of the foregoing;

                 (e) all present and future rights, claims and causes of action of Borrower in connection with any agreements pursuant to which any suppliers, manufacturers or other persons have agreed or may agree, conditionally or otherwise, to purchase or repurchase from Borrower, in bulk or otherwise, any goods held or to be held by Borrower as equipment; and

                 (f) all present and future general intangibles of Borrower in any way relating to any of the foregoing.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor legislation, and all regulations, codes, plans, orders, decrees, judgments, injunctions, notices or demand letters issued, entered, promulgated or approved thereunder.

         "EVENT OF DEFAULT" shall mean any of the events described in Section 8 hereof.

         "EXCESS FUNDS" shall mean the amount by which Available Funds exceeds the Target Balance.

         "GAAP" shall mean generally accepted accounting principles in the United States of America in effect from time to time.

         "GOOD FAITH" shall mean, with respect to a determination to be made by Bank "in good faith," that Bank shall make such determination honestly and not maliciously.

         "GENERAL INTANGIBLES" shall mean general intangibles as such term is defined in Section 9-106 of the UCC, now owned or hereafter acquired by Borrower and, in any event includes, without limitation, all customer lists, trademarks, patents, rights in intellectual property, licenses, permits, copyrights, trade secrets, proprietary or confidential information, inventions (whether patented or patentable or not) and technical information, procedures, designs, knowledge, knowhow, software, data bases, data, skill, expertise, experience, processes, models, drawings, materials and records, goodwill, rights of indemnification and all right, title and interest which Borrower may now or hereafter have in or under any Contract, now owned or hereafter acquired by Borrower.

         "GUARANTIES" shall mean the guaranties required to be delivered pursuant to Section 5.01 of this Agreement.





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
         "HAZARDOUS SUBSTANCE" shall mean any flammable explosives, radon, radioactive materials, asbestos, urea, formaldehyde foam insulation, polychlorinated biphenyls, petroleum and petroleum- based products, methane and all other pollutants, contaminates, chemicals, industrial substances, industrial wastes, toxic substances, toxic wastes, toxic materials, hazardous substances, hazardous wastes and hazardous materials. The meaning of each term used in this definition shall include, without limitation, the meaning or meanings assigned to such term by any Environmental Laws.

         "INDEBTEDNESS" shall include all items which would properly be included in the liability section of a balance sheet or in a footnote to a financial statement in accordance with GAAP, and shall also include all contingent liabilities.

         "INSTRUMENT" shall mean any item for the payment of money drawn upon, or any charge against, the Management Account.

         "INVENTORY" shall mean:

                 (a) all inventory of Borrower of every type and description, now owned and hereafter acquired and wherever located, including, without limitation, raw materials, work in process, finished goods, goods returned or repossessed, and goods held for demonstration, marketing or similar purposes;

                 (b) all present and future materials and supplies of Borrower used, usable or consumed in the course of Borrower's business, whether relating to the manufacture, assembly, installation, repair, packaging, packing or shipment of goods by Borrower, or relating to advertising or any other aspect of Borrower's business;

                 (c) all present and future property of Borrower in or on which any of the foregoing is stored or maintained;

                 (d) all present and future warranties, manuals and other written materials (and packaging thereof or relating thereto) relating to any of the foregoing;

                 (e) all present and future documents of title and trust receipts relating to any of the foregoing;

                 (f)      all present and future customer lists of Borrower,

                 (g) all present and future rights of Borrower in connection with goods consigned to or by Borrower;

                 (h) all present and future rights of Borrower as an unpaid seller of goods, including rights of stoppage in transit, detinue and reclamation;





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
                 (i) all present and future rights, claims and causes of action of Borrower in connection with purchases by Borrower of (or contracts for the purchase by Borrower of), or warranties relating to, or damages to, good s held or to be held by Borrower as inventory;

                 (j) all present and future rights, claims and causes of action of Borrower in connection with any agreements pursuant to which any suppliers, manufacturers or other persons have agreed or may agree, conditionally or otherwise, to purchase or repurchase from Borrower, in bulk or otherwise, any goods held or to be held by Borrower as inventory; and

                 (k) all present and future general intangibles of Borrower in any way relating to any of the foregoing.

         "INVESTMENT" shall mean repurchase agreements (minimum investment amount of $25,000.00).

         "LIBOR RATE" shall mean a rate per annum (rounded upwards, if necessary, to the next higher l/100 of l%) determined pursuant to the following formula:

                          LIBOR = LIBOR Based Rate
                                  ----------------
                                  1.00 - Eurodollar Reserve Percentage


         The terms used in the preceding formula shall have the following meanings:

         1. "LIBOR Based Rate" shall mean the rate for deposits in United States Dollars for a maturity of 30 days which appears on the Telerate Page 3750 at approximately 11:00 a.m. London time, two (2) London business days prior to the effective date of the applicable LIBOR Based Rate. If, for any reason, such rate is not available, then "LIBOR Based Rate" shall mean the rate per annum at which, in the opinion of Bank, United States Dollars in the amount of $5,000,000 are being offered to leading reference banks for settlement in the London interbank market at approximately 11:00 a.m. London time, two (2) London business days prior to the effective date of the applicable LIBOR Based Rate for a maturity of 30 days.

         2. "Eurodollar Reserve Percentage" shall mean, for any day, the percentage (expressed as a decimal and rounded upwards, if necessary, to the next higher 1/100 of 1%) which is in effect, if applicable, for such day as prescribed by the Federal Reserve Board (or any successor) for determining the maximum reserve requirement (including without limitation any basic, supplemental or emergency reserves) for Bank in respect of Eurocurrency liabilities or any similar category of liabilities.

         "LIEN" shall mean any statutory or common law consensual or nonconsensual mortgage, pledge, security interest, encumbrance, lien, right of setoff, claim or charge of any kind, including, without limitation, any conditional sale or other title retention transaction, any lease transaction in the nature thereof and any secured transaction under the Uniform Commercial Code of any jurisdiction.

         "LINE OF CREDIT" shall mean the line of credit extended from Bank to Borrower pursuant to Section 2 hereof.

         "LINE OF CREDIT ADVANCE" shall mean each Advance made by Bank under the Line of Credit.

         "LOAN DOCUMENTS" shall mean the Note, this Agreement, the Guaranties, the Pledge and Security Agreement and any other document now or hereafter executed by the Borrower or any other Obligor in connection with this Agreement and the Line of Credit.

         "MANAGEMENT ACCOUNT" shall mean Borrower's deposit account number 2050000361221 at Bank.

         "MATURITY DATE" shall mean October 31, 1996.

         "MAXIMUM ACCEPTABLE CONTRACTED INVENTORY LINE OF CREDIT AMOUNT" shall mean the lesser of

                 (a)      $5,000,000.00, or

                 (b) one hundred percent (100%) of the Net Cost of Acceptable Contracted Inventory.

         "MAXIMUM ACCEPTABLE NON-CONTRACTED INVENTORY LINE OF CREDIT AMOUNT" shall mean the lesser of

                 (a)      $750,000.00, or

                 (b) one hundred percent (100%) of the Net Cost of Acceptable Non-Contracted Inventory.

         "MAXIMUM ACCEPTABLE CONTRACT LINE OF CREDIT AMOUNT" shall mean one hundred percent (100%) of the Net Cost of Acceptable Contracts, of which no more than $500,000.00 shall consist of Software Contracts; provided, however, that the Bank may in its sole discretion increase the $500,000.00 limit upon request of the Borrower.

         "MAXIMUM LINE OF CREDIT AMOUNT" shall mean, at any given time, (a) the lesser of (i) $5,000,000.00, or (ii) the sum of (A) the Maximum Acceptable Contracted Inventory Line of Credit Amount, plus (B) the Maximum Acceptable Non-Contracted Inventory Line of Credit Amount, plus (C) the Maximum Acceptable Contract Line of Credit Amount, minus (b) the Metropolitan Reserve.

         "METROPOLITAN RESERVE" shall equal $175,000.00; provided. however, that upon the satisfaction of the Indebtedness of Borrower evidenced by that certain promissory note dated July 19, 1991 in the original amount of $250,000.00 to the order of Metropolitan Bank, N.A. (the "Metropolitan Note"), the release of all Liens securing such Indebtedness and the termination of all financing statements evidencing such Liens, the Metropolitan Reserve shall be $0.

         "MLC/GATX INVENTORY" shall mean inventory which is beneficially owned by MLC Group/GATX Limited Partnership, a Colorado limited partnership, which inventory may be nominally owned by Borrower as agent for such limited partnership.

         "NET COST" shall mean (a) with respect to any item of Inventory, the net cost to Borrower of such Inventory, excluding delivery, installation and similar charges and after giving effect to all discounts and credits provided in connection with the purchase thereof, as established by the invoice for such Inventory, a copy of which Borrower shall deliver to Bank upon Bank's request, and (b) with respect to any Contract for the lease of equipment or the lease or licensure of Software, the net cost to Borrower of acquiring the rights of the original lessor (or its assignee) under such Contract

         "NON-DEFAULT RATE OF INTEREST" shall mean a fluctuating rate of interest equal to the LIBOR Rate in effect from time to time plus 275 basis points.

         "NOTE" shall mean a promissory note of Borrower in the form attached hereto as Exhibit No. 1 and all renewals, replacements and extensions thereof

         "OBLIGATIONS" shall mean, as the same may be amended, modified, extended, renewed, supplemented, increased, refinanced, consolidated or replaced from time to time, all present and future obligations, indebtedness and liabilities of Borrower to Bank of every kind and nature, whether arising under this Agreement, the Other Agreements or otherwise (including, without limitation, all principal amounts, including future advances, interest charges, service charges, late charges, fees and all other charges and sums, as well as all costs and expenses, including attorneys' fees and expenses, payable or reimbursable by Borrower under or pursuant to this Agreement, the Other Agreements and otherwise), whether direct or indirect, joint or several, contingent or non-contingent, matured or unmatured, accrued or not accrued, liquidated or unliquidated, secured or unsecured, related or unrelated to this Agreement, whether or not now contemplated, whether arising in contract, tort or otherwise, whether or not any instrument or agreement relating thereto specifically refers to this Agreement, and whether or not of the same character or class as Borrower's obligations under this Agreement, including, without limitation, reimbursement obligations of Borrower in connection with any letters of credit issued by Bank, obligations of Borrower in connection with overdrafts in any checking or other account of Borrower at Bank, all claims against Borrower acquired by assignment to Bank, and all claims of Bank against Borrower arising or re-arising on account of or as a result of any payment made by Borrower or any Other Obligor with respect to any obligations included in this definition which are rescinded or recovered from or restored or returned by Bank under authority of any law, rule, regulation, order of court or governmental agency, or in connection with any compromise or settlement relating thereto or relating to any pending or threatened action, suit or proceeding relating thereto, whether arising out of any proceedings under the United States Bankruptcy Code or otherwise.

         "ORDINARY COURSE SALE OR REFINANCING" shall mean each of the following to occur in the ordinary course of business of Borrower

                 (a) the sale (including the installment or conditional sale) by Borrower of Inventory;

                 (b) the refinancing by Borrower of Inventory with a lender other than Bank; provided, however, that except to the extent otherwise provided in clause (d) below in connection with the simultaneous sale or refinancing of any Contract described therein (i) any Lien granted by Borrower to such lender in connection with such refinancing (which may be a first priority Lien) shall not attach to any property of Borrower other than the specific refinanced Inventory, and (ii) the Indebtedness of Borrower to such lender in connection with such refinancing shall be without recourse to Borrower except with respect to Borrower's interest in the refinanced Inventory;

                 (c) the sale by Borrower of its ownership interest in any Inventory which has been refinanced in an Ordinary Course Sale or Refinancing described in clause (b) above; and

                 (d) the sale or refinancing by Borrower of any Contract providing for the lease of Inventory or the lease or licensure of Software; provided, however, that, except to the extent otherwise provided in clause (b) above in connection with the simultaneous refinancing of Inventory (i) any Lien granted by Borrower to such lender in connection with any such refinancing (which may be a first priority Lien) shall not attach to any property of Borrower other than the specific refinanced Contract, and (ii) the Indebtedness of Borrower to such lender in connection with such refinancing shall be without recourse to Borrower except with respect to Borrower's interest in the refinanced Contract.

Notwithstanding the foregoing, a transaction described in clauses (b) or (d) above shall still qualify as an Ordinary Course Sale or Refinancing even if the Indebtedness of Borrower to such lender in connection with such financing is with recourse to Borrower, as long as the total of such recourse financing is not more than 20% of the total amount of such financing at any time. Notwithstanding the foregoing, no transaction described in clauses (a), (b) or
(d) above shall qualify as an Ordinary Course Sale or Refinancing unless Borrower shall have received from such purchaser or lender in immediately available funds (w) in the case of a sale by Borrower of Inventory (other than an installment or conditional sale), an amount equal to not less than 100% of the Net Cost of the Inventory being sold, (x) in the case of a refinancing by Borrower of Inventory (which may also include the sale or refinancing of any Contract for the lease thereof) in which the interest of primary value being acquired by the lender is in such Inventory (and not in any such Contract), an amount equal to not less than 100% of the Net Cost of the Inventory being refinanced, and (y) in the case of a sale or refinancing by Borrower of any Contract for the lease of Inventory (which may also include the refinancing of such Inventory) in which the interest of primary value being acquired by the lender in such Contract (and not in any such Inventory), an amount equal to not less than 100% of the present value of such Contract, and (z) in the case of a sale or refinancing by Borrower of a Contract providing for the lease or licensure of Software, an amount equal to not less than 100% of the Net Cost of such Contract.

         "OTHER AGREEMENTS" shall mean, as the same may be amended, modified, extended, renewed, supplemented or replaced from time to time, any and all agreements, contracts, promissory notes and other instruments (including the Note), drafts, checks, bankers acceptances, security agreements, assignments, pledge agreements, hypothecation agreements, indemnification agreements, letters of credit and applications and agreements relating thereto, subordination agreements, mortgages, deeds of trust, leases, guaranties and other documents.

                 (a)      now and hereafter existing between Bank and Borrower,

                 (b) executed and/or delivered in connection with this Agreement or any of the Obligations, or

                 (c) evidencing, guaranteeing, securing (directly or indirectly), subordinating other obligations of Borrower or any Other Obligor to, containing any warranties, covenants, agreements or representations of any person relating to, or in any other manner relating to, any of the Obligations or any obligation of any Other Obligor in connection with any of the Obligations. The Other Agreements shall include, without limitation, the instruments and documents referred to in Subsection 5.01 hereof.

         "OTHER OBLIGOR" shall mean any person that is now or hereafter primarily or secondarily, or contingently or non-continently, liable for or obligated upon or in connection with any of the Obligations, or, whether or not so liable, that has granted any Lien to or for the benefit of Bank as security for any of the Obligations or any obligations of any Other Obligor in connection with any of the Obligations.

         "PERMITTED LIENS" shall mean:

                 (a)      Liens of Bank;

                 (b) Liens for taxes not delinquent or for taxes being diligently contested in good faith by Borrower by appropriate proceedings, subject to the conditions set forth in Subsection 6.02 hereof and provided such Lien is subordinate to any security interest of Bank in the property encumbered by such Lien;

                 (c) mechanic's, artisan's, materialman's, landlord's, carrier's or other like Liens arising in the ordinary course of business with respect to obligations which are not due;

                 (d) Liens arising out of a judgment, order or award with respect to which Borrower shall in good faith be prosecuting diligently an appeal or proceeding for review and with respect to which there shall be in effect a subsisting stay of execution pending such appeal or proceeding for review, provided appropriate reserves therefor are established by Borrower in accordance with GAAP and provided such Liens are subordinate to Bank's security interest in the property encumbered by such Lien;

                 (e) any deposit of funds made in the ordinary course of business to secure obligations of Borrower under worker's compensation laws, unemployment insurance laws or similar legislation, to secure public or statutory obligations of Borrower, to secure surety, appeal or customs bonds in proceedings to which Borrower is a party, or to secure Borrower's performance in connection with bids, tenders, contracts (other than contracts for the payment of money), leases or subleases made by Borrower in the ordinary course of business;

                 (f) any Lien on Inventory and Contracts granted in connection with a nonrecourse refinancing transaction which qualifies as an Ordinary Course Sale or Refinancing;

                 (g) Liens of public record on the date hereof encumbering specifically identified items of Inventory and/or specifically identified items of chattel paper; and

                 (h)      Liens specifically consented to by Bank in writing.

         "PERSON" shall mean any individual, corporation, partnership, joint venture, association, trust, government (or subdivision, agency or department thereof) or any other entity of any kind.

         "RECEIVABLES" shall mean:

                 (a) all of Borrower's present and future accounts, contract rights, receivables, promissory notes and other instruments, chattel paper and general intangibles;

                 (b) all present and future tax refunds of Borrower and all present and future rights of Borrower to refunds or returns of prepaid expenses, including unearned insurance premiums;

                 (c)      all present and future cash of Borrower;

                 (d) all deposit accounts now or hereafter maintained or established by, for or on behalf of Borrower with any bank or other institution, and all balances of funds now or hereafter on deposit in all such accounts, including, without limitation, all checking accounts, collection accounts, lockbox accounts, disbursement accounts, concentration accounts and all other deposit accounts of every kind and nature;

                 (e) all present and future judgments, orders, awards and decrees in favor of Borrower and causes of action in favor of Borrower;

                 (f) all present and future claims, rights of indemnification and other rights of Borrower under or in connection with any contracts or agreements to which Borrower is or becomes a party or third party beneficiary;

                 (g) all rights and claims of Borrower with respect to any deposits of money or other property made with any lessors of any property, insurers, bonding agents or any other persons;

                 (h) all present and future rights and claims which Borrower may now or hereafter have under any insurance policies, contracts or coverages now or hereafter in effect;

                 (i) all goods previously or hereafter returned, repossessed or stopped in transit, the sale, lease or other disposition of which contributed to the creation of any account, instrument or chattel paper of Borrower;

                 (j) all present and future rights of Borrower as an unpaid seller of goods, including rights of stoppage in transit, detinue and reclamation;

                 (k) all rights which Borrower may now or at any time hereafter have, by law or agreement, against any account debtor or other Obligor of Borrower, and all rights and Liens which Borrower may now or at any time hereafter have, by law or agreement, against any property of any account debtor or other obligor of Borrower;

                 (l) all present and future interests and rights of Borrower, including rights to the payment of money, under or in connection with all present and future leases and subleases of real or personal property to which Borrower is a party, as lessor, sublessor, lessee or sublessee;

                 (m)      all present and future customer lists of Borrower;

                 (n) all present and future contingent and non-contingent rights of Borrower to the payment of money for any reason whatsoever, whether arising in contract, tort or otherwise, whether or not such rights are otherwise included in this definition; and

                 (o) all present and future rights of Borrower with respect to licenses, patents, copyrights, franchises, trade names and trademarks.

         "SECURITY AGREEMENT" shall mean the agreement by which Patricia A. Norton as Trustee for the Phillip G. Norton, Jr. Trust, the Andrew L. Norton Trust and the Jeremiah O. Norton Trust grants a lien in favor of Bank in certain collateral to secure payment of the Obligations.

         "SOFTWARE" shall mean all computer programs leased or licensed to a Contract Obligor, including all physical storage media and intangible property rights associated therewith, together with all documentation relating thereto.

         "SOFTWARE CONTRACT" shall mean a Contract for the lease or licensure of Software.

         "STATE" shall mean any State of the United States and the District of Columbia.

         "SUBSIDIARY" shall include any corporation at least a majority of the outstanding Voting Stock of which, now or in the future, is owned or controlled by Borrower, directly or indirectly through one or more Subsidiaries.

         "TARGET BALANCE" shall mean $25,000.00.

         "VOTING STOCK" shall mean the shares of any class of capital stock of a corporation having ordinary voting power to elect the directors, officers or trustees thereof, including such shares that shall or might have voting power by reason of the occurrence of one or more conditions or contingencies.


                             2.  THE LINE OF CREDIT

         2.01    LINE OF CREDIT:  LINE OF CREDIT ADVANCES.

         2.01A   PROCEDURE FOR REQUESTING LINE OF CREDIT ADVANCES.

         Subject to all of the terms and conditions set forth herein, Borrower is authorized to request from time to time, and Bank may make, Line of Credit Advances. All requests by Borrower for Line of Credit Advances shall be made in such manner and form and with such prior notice to Bank as Bank may reasonably require from time to time. Each such request shall contain or be accompanied by such information and documents (which shall be Certified if required by Bank) concerning the Collateral, the financial condition of Borrower, the use of the proceeds of such Advance and of Advances previously made and/or any other matters as Bank may from time to time require. In no event shall Bank be obligated to make any Line of Credit Advance hereunder (a) if a Default or an Event of Default shall have occurred, or (b) if such Advance would cause the total principal amount of Advances made and outstanding under the Line of Credit to exceed the Maximum Line of Credit Amount. Bank may in its sole discretion make an Advance if as a result of making the Advance more than $1,000,000.00 is outstanding under the Line of Credit with respect to one Contract Obligor of the Borrower; provided, however, in no event shall Bank be obligated to make any Line of Credit Advance hereunder if more than $1,000,000 is outstanding under the Line of Credit with respect to one Contract Obligor of the Borrower, and the Advance is to be made with respect to Contracted Inventory or a Contract involving such Contract Obligor. Even if the total principal amount of Advances outstanding shall at any time and for any reason exceed the Maximum Line of Credit Amount, Borrower and all guarantors shall nonetheless be liable for the entire principal amount outstanding, with interest thereon at the rate and calculated in the manner provided herein and in the Note, in accordance with and subject to this Agreement, the Note and the Guaranties of such guarantors. If the total principal amount of outstanding Advances shall at any time exceed the Maximum Line of Credit Amount, Borrower shall immediately pay to Bank upon demand the amount of such excess, with interest thereon at the rate and calculated in the manner provided herein and in the Note. Borrower agrees that Borrower shall be liable for, and the Collateral shall secure, the repayment of each Advance, with interest at the rate and calculated in the manner provided herein and in the Note, whether or not such Advance was duly requested or authorized by Borrower and whether or not any person requesting such Advance was duly authorized to make such request. Subject to all of the terms and conditions of this Agreement and the Other Agreements, Borrower may borrow, repay and reborrow under the Line of Credit until the Maturity Date.

         2.01B   REPAYMENT OF LINE OF CREDIT ADVANCES:  TARGET BALANCE
MANAGEMENT PROGRAM.

                 (a) Except as otherwise provided in the Loan Documents, the principal of each Line of Credit Advance, together with all accrued and unpaid interest thereon, shall be due and payable without demand on the Maturity Date.

                 (b) (i) In order to accommodate Borrower's desire to manage its cash by initiating payments under Bank's target balance management program, payments of Line of Credit Advances may be made as described in this Subsection 2.01B(b)(i) and in Subsection 2.01B(b)(ii) hereof. Bank will monitor the Management Account on each Banking Day to determine the amount of Excess Funds, if any, in the Management Account, and Borrower authorizes Bank to transfer Excess Funds from the Management Account and apply the same in the following order of priority: first, in payment of the Line of Credit Advances outstanding; and second, to purchase the Investment (or increase the amount of the existing Investment) to the extent that the minimum investment requirements are met. As security for the payment and performance of the Obligations, Borrower hereby pledges to Bank and grants to Bank a security interest in any Investment now or hereafter made by Bank for Borrower and the proceeds thereof.

                          (ii)  If Bank determines on any Banking Day that the
amount of Available Funds is less than the Target Balance, Borrower authorizes Bank to liquidate the Investment, in whole or in part in accordance with the minimum investment requirements associated with the Investment, and transfer the proceeds of such liquidation to the Management Account in order to cause Available Funds to equal, at least, the Target Balance. If, after liquidation of the entire Investment and transfer of the liquidation proceeds to the Management Account, Available Funds are less than the Target Balance, Borrower authorizes Bank, in its sole discretion, to make a Compliance Advance in the amount necessary to cause Available Funds to equal, at least, the Target Balance.

                          (iii)  Borrower shall pay to Bank a monthly service
charge for the services to be performed by Bank under its target balance management program, which charge shall be determined according to the schedule of such charges as the same may be established from time to time by Bank. Borrower acknowledges that the services to be performed by Bank under its target balance management program are provided as a service accommodation to Borrower and do not and shall not constitute conditions to or consideration for the Obligations and, therefore, Bank shall not be liable to Borrower and Borrower shall not be entitled to any reduction in interest charged to Bank on the Line of Credit Advances on account of any failure of Bank to make any Investment for Borrower or to cause any reduction to be made in the principal amount outstanding of the Line of Credit Advances. Nothing herein contained shall be construed to limit, diminish or in any way impair any security interest, lien or right of setoff of Bank. Bank makes no warranties, express or implied, with respect to any Investment.

                          (iv)  At any time Bank may terminate the operation of
the target balance management program without prior notice to Borrower.

         2.0IC   INTEREST ON LINE OF CREDIT ADVANCES.

         Until the occurrence of an Event of Default and the expiration without cure of any applicable notice period (see Section 9.01 below), the outstanding principal amount of all Line of Credit Advances and/or the principal amount outstanding under the Note shall bear interest at the Non- Default Rate of Interest. After the occurrence of an Event of Default, and the expiration without cure of any applicable notice period (see Section 9.01 below), the outstanding, principal amount of all Line of Credit Advances and/or the principal amount outstanding under the Note shall bear interest until paid at the Default Rate of Interest. Interest shall be payable monthly as provided in the Note and shall be calculated on a year of 360 days based upon the actual number of days elapsed. As the rates of interest charged on the principal amount of Line of Credit Advances and/or the principal amount outstanding under the Note are based upon the LIBOR Rate, such rates of interest may fluctuate and vary from time to time. If the LIBOR Rate shall increase or decrease, then such rates of interest shall automatically and contemporaneously increase or decrease (as the case may be) so as to reflect such increase or decrease in the LIBOR Rate.

         2.01D   PREPAYMENT OF LINE OF CREDIT ADVANCES.

         Borrower may at its option prepay any or all of the Line of Credit Advances in whole at any time or in part from time to time without penalty or premium. All payments may, in Bank's discretion, be applied first to the payment of accrued and unpaid interest and then to the unpaid principal balance.

         2.01E   NOTE.

         The Line of Credit Advances made by Bank shall be evidenced by the Note representing the obligation of Borrower to pay as prescribed therein the lesser of (a) the Maximum Line of Credit Amount and (b) the aggregate unpaid principal amount of all Line of Credit Advances, with interest thereon as prescribed in Subsection 2.01C hereof. The Note shall bear interest for the period from and including the date the thereof on the unpaid principal amount thereof from time to time outstanding at the applicable interest rate per annum determined as provided in Subsection 2.01C and shall be subject to prepayment and payment as provided in this Agreement.

         2.01F   LATE CHARGE.

         If any payment (except for the payment due on the Maturity Date) required to be made by Borrower hereunder or under the Note is not paid within fifteen (15) days after the date on which such payment is due, Borrower shall pay to Bank on demand a late charge equal to 5% of the amount of such payment.


                                  3.  SECURITY

         3.01    SECURITY INTEREST.

         As security for the payment and performance of all of the Obligations, whether or not any instrument or agreement relating to any Obligation specifically refers to this Agreement or the security interest created hereunder, Borrower hereby grants to Bank a lien and continuing security interest in, and pledges and assigns to Bank, the Collateral. Bank's security interest shall continually exist until (a) all Obligations have been paid in full, and (b) there exists no commitment by Bank which could give rise to any Obligations, whether or not all Obligations shall at any time or from time to time be reduced to zero. Borrower shall make notations, satisfactory to Bank, on its books and records disclosing the existence of Bank's security interest in the Collateral. Bank shall have no liability or duty, either before or after the occurrence of an Event of Default hereunder, on account of loss of or damage to, or to collect or enforce any of its rights against, the Collateral, or to preserve any rights against account debtors or other parties with prior interests in the Collateral, the sole duty of Bank in this regard being to exercise reasonable care with respect to tangible Collateral in its actual possession. Although the Collateral shall include all of Borrower's rights, title and interests in and to the Contracts, the assignment thereof to Bank hereunder shall not represent a delegation of any duties of Borrower thereunder to Bank, or any undertaking by Bank to perform any such duties.

         3.02    COVENANTS AND REPRESENTATIONS CONCERNING COLLATERAL.

         With respect to all of the Collateral, Borrower covenants, warrants and represents that:

                 (a) No financing statement covering any of the Collateral is on file in any public office or land or financing records except for financing statements in favor of Bank and financing statements with respect to any Permitted Liens described in the Permitted Liens Exhibit and Borrower is the legal and beneficial owner of all of the Collateral, free and clear of all Liens, except for Permitted Liens.

                 (b) The security interest granted Bank hereunder shall constitute a first priority Lien upon the Collateral, except for any existing Liens described in the Permitted Liens Exhibit. Borrower will not except in the ordinary course of business, transfer, discount, sell, grant or assign any interest in the Collateral nor, without Bank's prior written consent, permit any other Lien to be created or remain thereon except for Permitted Liens.

                 (c) Borrower will maintain the Collateral in good order and condition, ordinary wear and tear excepted, and will use, operate and maintain the Collateral in compliance with all laws, regulations and ordinances and in compliance with all applicable insurance requirements and regulations. Borrower will promptly notify Bank in writing of any litigation involving or affecting the Collateral which Borrower knows or has reason to believe is pending or threatened. Borrower will promptly pay when due all taxes and all transportation, storage, warehousing and other such charges and fees affecting or arising out of or relating to the Collateral and shall defend the Collateral, at Borrower's expense, against all claims and demands of any persons claiming any interest in the Collateral adverse to Borrower or Bank.

                 (d) At all reasonable times Bank and its agents and designees may enter the Business Premises and any other premises of Borrower and inspect the Collateral and all books and records of Borrower (in whatever form).

                 (e) Borrower will maintain comprehensive casualty insurance on the Collateral against such risks, in such amounts, with such loss deductible amounts and with such companies as may be satisfactory to Bank, and each such policy shall contain a clause or endorsement satisfactory to Bank naming Bank as mortgagee and a clause or endorsement satisfactory to Bank that such policy may not be canceled or altered and Bank may not be removed as mortgagee without at least 30 days prior written notice to Bank. In all events, the amounts of such insurance coverages shall conform to prudent business practices and shall be in such minimum amounts that Borrower will not be deemed a coinsurer under applicable insurance laws, regulations, policies or practices. Borrower hereby assigns to Bank and grants to Bank a security interest in any and all proceeds of such policies and authorizes and empowers Bank to adjust or compromise any loss under such policies and to collect and receive all such proceeds. Borrower hereby authorizes and directs each insurance company to pay all such proceeds directly and solely to Bank and not to Borrower and Bank jointly. Borrower authorizes and empowers Bank to execute and endorse in Borrower's name all proofs of loss, drafts, checks and any other documents or instruments necessary to accomplish such collection, and any persons making payments to Bank under the terms of this paragraph are hereby relieved absolutely from any obligation or responsibility to see to the application of any sums so paid. After deduction from any such proceeds of all costs and expenses (including attorney's fees) incurred by Bank in the collection and handling of such proceeds the net proceeds may be applied, at Bank's option, either toward replacing or restoring the Collateral, in a manner and on terms satisfactory to Bank, or as a credit against such of the Obligations, whether matured or unmatured, as Bank shall determine in Bank's sole discretion.

                 (f) All books and records pertaining to the Collateral are located at the Business Premises and Borrower will not change the location of such books and records without the prior written consent of Bank.

                 (g) Except for (i) any vehicles of Borrower, (ii) Collateral in transit to Borrower or to customers of Borrower, (iii) mobile goods of a type normally used in more than one jurisdiction, (iv) leased or financed Collateral covered by appropriate financing statements recorded in all applicable filing offices, and (v) Acceptable Non-Contracted Inventory held for refurbishment at refurbishment centers, all of the Collateral is, and, unless Bank shall consent otherwise in writing, shall remain located at the Business Premises.

                 (h) Borrower shall do, make, execute and deliver all such additional and further acts, things, deeds, assurances, instruments and documents as Bank may request to vest in and assure to Bank its rights hereunder or in any of the Collateral, including, without limitation, the execution and delivery of financing statements, financing statement amendments and/or continuation statements, assignments of trademarks and powers of attorney in connection therewith, and Borrower agrees to pay all taxes, fees and costs (including attorney's fees) paid or incurred by Bank in connection with the preparation and filing or recordation thereof.

                 (i) A carbon, photographic or other reproduction of this Agreement or any financing statement signed by Borrower in connection with this Agreement shall be sufficient as a financing statement.

                 (i) Whenever required by Bank, Borrower shall promptly deliver to Bank, with all endorsements and/or assignments required by Bank, all instruments, chattel paper, guaranties and the like received by Borrower constituting, evidencing or relating to any of the Collateral or proceeds of any of the Collateral.

                 (k) If at any time Receivables attributable to contracts with the United States of America or any State, county, municipality or any department, agency or instrumentality thereof ("Government Contracts") exceed $500,000.00 in the aggregate, or if any Government Contracts shall exist at the time a Default of Event of Default shall have occurred, Borrower shall immediately notify Bank thereof and Bank at its option may require Borrower to execute and deliver any agreements, notices and/or assignments and do such other things as may be satisfactory to Bank in order that all sums due and to become due to Borrower under such contract(s) shall be duly assigned to Bank in accordance with the Federal Assignment of Claims Act (31 United States Code
Section 1203; 41 United States Code Section 15) and/or any other applicable federal, State and local laws and regulations relating to the assessment of governmental obligations. Bank shall have the right at any time, in its discretion, in order to comply with the Assignment of Claims Act, to notify any and all obligors under all affected Receivables that all payments under such Receivables have been assigned to Bank, and to obtain acknowledgment of the same by such obligors.

                 (l) Borrower agrees that until the Obligations shall have been satisfied in full and this Agreement shall have been terminated, Borrower will not, without Bank's prior written consent, (i) consign any Collateral to any consignee, or (ii) enter into any agreement (for example, a license agreement) which is inconsistent with Borrower's obligations under this Agreement. Borrower further agrees that it will not take any action, or permit any action to be taken by others subject to its control, including lessees and licensees, or fail to take any action, which would materially adversely affect the validity or enforcement of the rights transferred to Bank under this Agreement.

                 (m) Within fifteen (15) days after the end of each month, Borrower shall provide Bank a borrowing base certificate in form and substance acceptable to Bank, and substantially in the form attached as Exhibit No. 2, appropriately completed and Certified by the chief financial officer of Borrower, reconciling the outstanding amount under the Line of Credit with the Advanceable Assets.

                 (n) Immediately upon learning thereof, Borrower shall notify Bank of any event or circumstance which disqualifies any Contract as an Acceptable Contract and any event or circumstance which Borrower has reason to believe would or might cause any such Contract to be unacceptable to Bank.

                 (o) No Contract has or will be reported or scheduled to Bank as an Acceptable Contract which Borrower knows or should know is not an Acceptable Contract and Borrower shall pay to Bank upon demand the amount advanced by Bank with respect to any Contract reported or scheduled to Bank as an Acceptable Contract which is not an Acceptable Contract or which subsequently becomes unacceptable.

         3.03    COLLATERAL COLLECTIONS.

         Whether or not an Event of Default shall have occurred, Bank shall have the right at any and all times to:

                 (a) notify and/or require Borrower to notify any or all account debtors and other obligors on Receivables to make payments thereon directly to Bank or in care of a post office lock box under the sole control of Bank established at Borrower's expense subject to Bank's customary arrangements and charges therefor, and to take any or all action with respect to Receivables as Bank shall determine in its sole discretion, including, without limitation, the right to demand, collect, sue for and receive any money or property at any time due, payable or receivable on account thereof, compromise and settle with any person liable thereon, and extend the time of payment or otherwise change the terms thereof, without incurring liability or responsibility to Borrower or any guarantor therefor;

                 (b) require Borrower to segregate and hold in trust for Bank and, on the day of Borrower's receipt thereof, transmit to Bank in the exact form received by Borrower (except for such assignments and endorsements as may be required by Bank), all cash, checks, drafts, money orders and other items of payment constituting Collateral or proceeds of Collateral for application, upon collection when applicable, against such of the Obligations, whether matured or unmatured, as Bank shall determine in its sole discretion; and/or

                 (c) establish and maintain at Bank a "Repayment Account," which shall be under the exclusive control of and subject to the sole order of Bank and which shall be subject to the imposition of such customary charges as are imposed by Bank from time to time upon such accounts, for the deposit, as a tender of payment of the Obligations, of cash, checks, drafts, money orders and other items of payment constituting Collateral or proceeds of Collateral coming into Bank's possession pursuant to the terms of this Agreement and from which Bank may, in its sole discretion, at any time and from time to time, withdraw all or any part of the balance for application against such of the Obligations, whether matured or unmatured, as Bank shall determine in its sole discretion.

         3.04    ADDITIONAL COLLATERAL.

         If Bank shall at any time notify Borrower that the market value of the collateral provided under the Security Agreement (the "Securities Collateral") is less than $1,500,000.00, Borrower shall, within ten days after the giving of such notice, pledge or cause to be pledged to Bank, pursuant to written agreements in form end substance satisfactory to Bank, such additional cash and/or United States government or municipal securities ("Additional Collateral") to secure the payment and performance of the Obligations as shall cause the sum of the market value of the Securities Collateral plus the market value of the Additional Collateral to equal not less than $1,500,000.00. Bank may from time to time require the pledge of Additional Collateral under this Subsection 3.04 if the market value of the Cash Collateral and/or any previously provided Additional Collateral shall decline, it being understood and agreed that the market value of the Securities Collateral plus the market value of the Additional Collateral must at all times be not less than $1,500,000.00. All legal matters in connection with the provision of Additional Collateral must be satisfactory to Bank and Bank's counsel.

                       4.  REPRESENTATIONS AND WARRANTIES

         To induce Bank to enter into this Agreement, Borrower represents and warrants to Bank that:

         4.01    GOOD STANDING.

         Borrower and each Subsidiary is a corporation duly organized, legally existing and in good standing under the laws of the State of its incorporation, has the power to own its property and to carry on its business and is duly qualified to do business and is in good standing in each jurisdiction in which the character of the properties owned by it therein or in which the transaction of its business makes such qualification necessary.

         4.02    AUTHORITY.

         Borrower has, and each Other Obligor which has executed any Other Agreements in connection with this Agreement has, full power and authority to enter into this Agreement and all Other Agreements executed by it in connection with this Agreement, to execute and deliver all documents and instruments required hereunder and thereunder, and to incur and perform the obligations provided for herein and therein, all of which have been duly authorized by all necessary corporate, partnership and other action, and no consent or approval of any person, including, without limitation, its stockholders or partners, and any governmental authority, which has not been obtained, is required as a condition to the validity or enforceability hereof or thereof.

         4.03    BINDING AGREEMENT.

         This Agreement and all Other Agreements executed by Borrower and/or Other Obligors in connection with this Agreement have been duly executed and delivered by Borrower and each such Other Obligor, and constitute, and will continue to constitute, the valid and legally binding obligations of Borrower and each such Other Obligor, and are, and will continue to be, fully enforceable against Borrower and each such Other Obligor in accordance with their terms, subject to bankruptcy and other laws affecting the rights of creditors generally.

         4.04    NO CONFLICTING AGREEMENTS.

         The execution, delivery and performance by Borrower, and by each Other Obligor which has executed any Other Agreements in connection with this Agreement, of this Agreement and all Other Agreements executed by Borrower and/or Other Obligors in connection with this Agreement, and the borrowings hereunder, will not violate (i) any provision of law or any order, rule or regulation of any court or governmental authority, (ii) the corporate charter or bylaws of Borrower or any Subsidiary, or the corporate charter or bylaws of any Other Obligor that is a corporation, or the partnership agreement of any Other Obligor that is a partnership, or (iii) any instrument, contract, agreement, indenture, mortgage, deed of trust or other document or obligation to which Borrower, any Subsidiary or any Other Obligor is a party or by which any one or more of them, or any of their property, is bound.

         4.05    LITIGATION.

         Except as heretofore disclosed to Bank in writing, there are no judgments, injunctions or similar orders or decrees, claims, actions, suits or proceedings pending or, to the knowledge of Borrower, threatened against or affecting Borrower, any Subsidiary or any Other Obligor, or any property of Borrower, any Subsidiary or any Other Obligor, at law or in equity, by or before any court or any federal, State, county, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which could result in any material adverse change in the business, operations, prospects, properties or in the condition, financial or otherwise, of Borrower, and neither Borrower nor any Subsidiary is, to Borrower's knowledge, in default with respect to any judgment, order, writ, injunction, decree, rule or regulation of any court or any federal, State, county, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which could have a material adverse effect on Borrower.

         4.06    FINANCIAL CONDITION.

                 (a) None of Borrower, Subsidiaries and Other Obligors is insolvent (as defined in Section 101(31) of the United States Bankruptcy Code), unable to pay its debts as they mature or engaged in business for which its property is an unreasonably small capital.

                 (b) None of Borrower, Subsidiaries and Other Obligors is or has been the subject of any bankruptcy, reorganization, insolvency, readjustment of debt, trusteeship, receivership, dissolution or liquidation law, statute or proceeding.

                 (c) The financial statements of Borrower for the fiscal year ending March 31, 1995 and for the three months ending June 30, 1995 and heretofore delivered to Bank are true and complete, fairly present the financial condition of Borrower as at such dates and the results of its operations for the periods then ended and were prepared in accordance with GAAP applied on a consistent basis for prior periods. There is no Indebtedness of Borrower as of the date of such statements which is not reflected therein and no material adverse change in the operations or financial condition of Borrower has occurred since the date of such statements.

         4.07    TAXES.

         Borrower, each Subsidiary and each Other Obligor has paid or caused to be paid all federal, State, local and foreign taxes to the extent that such taxes have become due and has filed or caused to be filed all federal, State, local and foreign tax returns which are required to be filed by Borrower, each Subsidiary and each Other Obligor.

         4.08    TITLE TO PROPERTIES.

         Borrower has good and marketable title to all of its properties and assets (including the Collateral) and all of the properties and assets of Borrower are free and clear of Liens, except for Permitted Liens.

         4.09    PLACE OF BUSINESS.

         Borrower's only places of business are located at the Business Premises and Borrower's chief executive office is located at 11150 Sunset Hills Road, Suite 110, Reston, Virginia 22090. Borrower will not change such locations or have or maintain any other place of business without Bank's prior written consent.

         4.10    FINANCIAL INFORMATION.

         All financial statements, schedules, reports and other information supplied to Bank by or on behalf of Borrower heretofore and hereafter are and will be true and complete.

         4.11    SUBSIDIARIES.

         Except for Subsidiaries hereafter formed or acquired with Bank's prior written consent, and except for Subsidiaries permitted under Subsection 7.05 hereof, there are and will be no Subsidiaries.

         4.12    LICENSES AND PERMITS.

         Borrower, each Subsidiary and each Other Obligor that is not an individual has duly obtained and now holds all licenses, permits, certifications, approvals and the like required by federal, State and local laws of the jurisdictions in which Borrower and each Subsidiary conducts its business and each remains valid and in full force and effect.

         4.13    CERTAIN INDEBTEDNESS.

         There is no Indebtedness of Borrower owing to any employee, officer, stockholder or director of Borrower other than accrued salaries, commissions and the like and existing Indebtedness to shareholders of Borrower in the aggregate principal amount of $300,000.00.

         4.14    BROKER'S OR FINDER'S COMMISSIONS.

         No broker's or finder's fee or commission is or will be payable in connection with this Agreement or the transactions contemplated hereby, and Borrower agrees to save harmless and indemnify Bank from and against any claim, demand, action, suit, proceeding or liability for any such fee or commission, including any costs and expenses (including attorney's fees) incurred by Bank in connection therewith. The provisions of this Subsection shall survive the termination of this Agreement and Bank's security interest hereunder and the payment of all other Obligations.

         4.15    OUTSTANDING, INDEBTEDNESS, DEFAULTS.

         Borrower has no outstanding Indebtedness except as permitted by Subsection 7.01 hereof. None of Borrower, Subsidiaries and Other Obligors is in default under any instrument, contract, agreement, indenture, mortgage, deed of trust or other document or obligation to which Borrower, any Subsidiary or any Other Obligor is a party or by which any one or more of them, or any of their property, is bound.

         4.16    CAPITAL STOCK.

         All of the issued and outstanding capital Stock of Borrower is owned by those persons and in those amounts indicated in the Capital Stock Exhibit attached hereto and incorporated herein.

         4.17    REGULATION U.

         Neither Borrower nor any Subsidiary owns or presently intends to acquire any "margin stock" as defined in Regulation U (12 CFR Part 221) of the Board of Governors of the Federal Reserve System. None of the proceeds of any advances hereunder will be used, directly or indirectly, for the purpose of purchasing or carrying any margin stock or for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry a margin stock or for any other purpose which might constitute this transaction a "purpose credit" within the meaning of Regulation U. Neither Borrower nor any agent acting on its behalf has taken or will take any action which might cause this Agreement to violate Regulation U or any other regulation of the Board of Governors of the Federal Reserve System or to violate the Securities Exchange Act of 1934, in each case as in effect now or as the same may hereafter be in effect.

         4.18    EMPLOYEE MATTERS.

                 (a) With respect to each employee pension benefit plan, as defined in Section 3(2) of the ERISA (a "Retirement Plan"), established or maintained or to which contributions have been made by or for Borrower, or any Subsidiary (including, for purposes of this Section, any other entity, whether or not incorporated, which is part of a controlled group including Borrower or which is under common control with Borrower, as defined in Sections 414(b) and
(c) of the Internal Revenue Code of 1986 (the "Code")); (i) the Retirement Plan, including all amendments, is the subject of a favorable determination letter from the Internal Revenue Service (or an application for such a letter is presently pending); (ii) the Retirement Plan is and has at an times been qualified, in form and operation, under Section 401(a) of the Code; (iii) the Retirement Plan is and has at all times been administered, maintained and operated in compliance with its terms and with all applicable provisions of the Code, ERISA and all other applicable federal, state and local laws (and all rules and regulations promulgated thereunder); (iv) neither Borrower nor any Subsidiary, nor, to the knowledge of any director or officer of Borrower or any Subsidiary, any other person or entity who or which is a party in interest as defined in Section 3(14) of ERISA, or a disqualified person as defined in
Section 4975(e)(2) of the Code, has acted or failed to act with respect to the Retirement Plan in any manner which constitutes a breach of fiduciary responsibility within the meaning of Title 1, Part 4 of ERISA, a prohibited transaction within the meaning of Section 4975 of the Code or Sections 406 through 408 of ERISA, or any other violation of ERISA; (v) no contributions to the Retirement Plan are past due; (vi) no proceedings, investigations, filings or other matters are pending before the Internal Revenue Service, the Department of Labor or any court with respect to the Retirement Plan or the operation thereof, (vii) if the Retirement Plan is a multiemployer plan, as defined in Sections 3(37) or 4001(a)(3) of ERISA, neither Borrower nor any Subsidiary has incurred, and neither Borrower nor any Subsidiary expects to incur, any withdrawal liability which has not been satisfied in connection with any complete or partial withdrawal from the Retirement Plan occurring on or before the date hereof; and (viii) if subject thereto, the Retirement Plan has been funded in accordance with the minimum funding standards described in
Section 412 of the Code and Title I, Subtitle B, Part 3 of ERISA (for which purpose there is no "accumulated funding deficiency"), and in accordance with principles that are actuarially sound for such Retirement Plan.

                 (b) With respect to each Retirement Plan which is a defined benefit plan, as defined in Section 3(35) of ERISA: (i) no event has occurred within the 12 month period preceding the date hereof, or, to the knowledge of any director or officer of Borrower or any Subsidiary is threatened or about to occur, which would materially adversely affect the actuarial status of the Retirement Plan; (ii) no fact exists in connection with the Retirement Plan (or with respect to any other defined benefit plan maintained by Borrower or any Subsidiary at any time after September 2, 1974) which constitutes a reportable event (other than those for which notice has been waived by the Pension Benefit Guaranty Corporation (the "PBGC")) under Section 4043(b) of ERISA or which constitutes grounds for termination by, or other liability to, the PBGC pursuant to Title IV of ERISA;
(iii) all premiums due the PBGC have been timely paid; and (iv) if the Retirement Plan were terminated, the termination would qualify under the standard termination procedure, as described in Section 4041(b) of ERISA (and
Part 2617 of the PBGC regulations), without payment of any additional contributions by Borrower or any Subsidiary.

                 (c) With respect to each employee welfare benefit plan, as defined in Section 3(1) of ERISA (a "Welfare Plan"), established or maintained or to which contributions have been made by or for Borrower or any
Subsidiary: (i) the Welfare Plan is and has at all times been administered, maintained and operated in compliance with its terms and with all applicable provisions of ERISA and the Code (including the continuation coverage requirements for group health plans, commonly known as "COBRA requirements," under Sections 106(b), 162(i)(2) & (3), and 162(k) of the Code and Sections 601-607 of ERISA) and all other applicable federal, state and local laws (and all rules and regulations promulgated thereunder); (ii) neither Borrower nor any Subsidiary nor to the knowledge of any director or officer of Borrower or any Subsidiary, any other person or entity who or which is a party in interest as defined in Section 3(14) of ERISA, has acted or failed to act with respect to the Welfare Plan in any manner which constitutes a breach of fiduciary responsibility within the meaning of Title I, Part 4 of ERISA, a prohibited transaction within the meaning of Sections 406 through 408 of ERISA, or any other violation of ERISA; (iii) no contributions to the Welfare Plan are past due; (iv) no proceedings, investigations, filings or other matters are pending before the Department of Labor or any court, with respect to the Welfare Plan or the operation thereof, and (v) the Welfare Plan is either unfunded or is funded solely through insurance contracts.

                 (d) All Retirement Plans and Welfare Plans (jointly "Benefit Plans") are in substantial compliance with all applicable reporting, disclosure and other requirements of the Code and ERISA.

                 (e) There are no actions, suits or claims pending or, to the best knowledge of Borrower or any Subsidiary, threatened with respect to any Benefit Plan or any administrator or fiduciary thereof.

                 (f) There are no strikes, work stoppages, material grievance proceedings or other material controversies pending, imminent or, to Borrower's knowledge and belief, threatened between Borrower and any employees of Borrower or between Borrower and any union or other collective bargaining unit representing employees of Borrower.

         4.19    COMPLIANCE WITH LAWS.

         None of Borrower, Subsidiaries and Other Obligors is in violation of, or under investigation with respect to or threatened to be charged or given notice of a violation of, any applicable law, rule, regulation, order or judgment relating to any of its businesses, properties or operations, including, without limitation, ERISA, any law, rule, regulation or order regarding the collection, payment and deposit of employees' income, unemployment and social security taxes or of sales, use or excise taxes, any Environmental Laws, any laws pertaining to occupational safety and health or any laws relating to public health.

         4.20    REPRESENTATIONS.

         All representations and information heretofore made or supplied to Bank by or on behalf of Borrower, any Subsidiary or any Other Obligor, including, without limitation, all representations and information heretofore made or supplied to Bank pursuant to or in connection with this Agreement or any of the Other Agreements or any transaction involving or affecting Borrower, any Subsidiary or any Other Obligor, were, at the time made or supplied to Bank, true and complete in all material respects, and all representations and information hereafter made or supplied to Bank by or on behalf of Borrower, any Subsidiary or any Other Obligor, including, without limitation, an representations and information hereafter made or supplied to Bank pursuant to or in connection with, this Agreement or any of the Other Agreements or any transaction involving or affecting Borrower, any Subsidiary or any Other Obligor, will be, at the time made or supplied to Bank, true and complete in all material respects.

                           5.  CONDITIONS OF LENDING

         Unless Bank shall otherwise agree, Bank shall have no obligation to advance any funds to Borrower hereunder unless each of the following conditions precedent shall be satisfied as provided below:

         5.01    DOCUMENTS.

         There shall have been delivered to Bank, appropriately completed and duly executed (when applicable), the following, each in form and substance satisfactory to Bank:

                 (a)      the Note;

                 (b) a certificate of the Secretary of Borrower to the effect that resolutions in form and content satisfactory to Bank authorizing the transactions contemplated hereby have been duly adopted and remain in full force and effect;

                 (c) evidence satisfactory to Bank that all insurance coverages and all insurance clauses or endorsements required pursuant to this Agreement and the Other Agreements are in effect, together with copies of all insurance policies and endorsements;

                 (d) a written opinion of counsel to Borrower, dated as of Closing and addressed to Bank, relating to such matters in connection with the transactions contemplated hereby as may be required by Bank;

                 (e)      such financing statements as may be required by Bank;

                 (f) written guaranties of the Obligations by Phillip G. Norton, Patricia A. Norton, Elizabeth Bowen, Bruce M. Bowen, William J. Slaton, Kevin Norton and Patrick J. Norton, Jr.;

                 (g) the Security Agreement, together with such stock powers, financing statements and acknowledgments in connection therewith as Bank may require;

                 (h) the properly recorded charter or articles of incorporation, the Bylaws, certificates of good standing and authorization to do business from all appropriate governmental authorities, and incumbency and signature certificates;

                 (i) current financial statements of the Borrower and each of the Guarantors, in form and content satisfactory to the Bank;

                 (j) 1994 Federal tax returns from each of the Guarantors (except that the Bank will accept a copy of Phillip G. Norton's request for extension to file his 1994 tax returns in lieu of Phillip G. Norton's 1994 federal tax return, provided, however, that Phillip G. Norton shall provide first Union with a copy of his 1994 tax return within 15 days after filing; and

                 (k) a breakdown of the components of net lease activity represented in the Borrower's audited financial statements for the fiscal years ended 1992 through 1995.

         5.02    NO DEFAULT.

         At Closing and at the time of every subsequent advance under this Agreement, Bank shall be fully satisfied that (a) all of the covenants, conditions, warranties and representations set forth herein and in the Other Agreements have been complied with and are true and complete on and as of such time with the same effect as though such covenants, conditions, warranties and representations had been made on and as of such time, (b) no Default or Event of Default shall have occurred, and (c) the documents and matters required to be executed, delivered, opened and/or Certified pursuant to Subsection 5.01 hereof shall be in full force and effect and/or true and complete, as the case may be.

         5.03    LEGAL MATTERS.

         At Closing, all legal matters in connection therewith or incidental thereto shall be fully satisfactory to Bank's counsel.

         5.04    LOAN FEE.

         Prior to or contemporaneously with Closing, Borrower shall have paid to the Bank, as compensation for extending the Line of Credit, a non-refundable fee of $50,000.00, which shall be in addition to all other costs and expenses payable by Borrower hereunder and under the Other Agreements, including, without limitation, the costs and expenses described in Subsection 10.02 hereof.

         5.05    FINANCIAL CONDITION AT CLOSING.

         The financial condition of Borrower shall be satisfactory to Bank and there shall have been delivered to Bank such written statements, schedules or reports in such form, containing such information and accompanied by such documents as may be satisfactory to Bank concerning the financial condition of Borrower, any of the Collateral or any other matter or matters as Bank may require.


                           6.  AFFIRMATIVE COVENANTS

         Borrower covenants and agrees with Bank that, until (a) all Obligations have been paid in full and (b) there exists no commitment by Bank which could give rise to any Obligations, Borrower will:

         6.01    FINANCIAL STATEMENTS.

         Furnish to Bank in writing:

                 (a) as soon as available but in no event more than 30 days after the end of each quarter, a consolidated and consolidating statement of income and retained earnings of Borrower and any Subsidiaries for such period and for the period from the beginning of the current fiscal year of Borrower to the end of each period, and a consolidated and consolidating statement of cash flows of Borrower and any Subsidiaries for such period and for the period from the beginning of the current fiscal year of Borrower to the end of each period, and a consolidated and consolidating balance sheet of Borrower and any Subsidiaries as at the end of such period, setting forth in each case in comparative form figures for the budgeted results for such period and figures for the corresponding periods in the preceding fiscal year of Borrower, all in detail and scope satisfactory to Bank, prepared in accordance with GAAP consistently applied, Certified by the chief financial officer of Borrower and accompanied by a certificate of that officer stating whether any event has occurred which constitutes a Default or an Event of Default and, if so, stating the facts with respect thereto;

                 (b) as soon as available but ii no event more than 120 days after the end of each fiscal year of Borrower, a consolidated and consolidating statement of income and retained earnings of Borrower and any Subsidiaries for such year, and a consolidated and consolidating statement of cash flows of Borrower and any Subsidiaries for such year, and a consolidated and consolidating balance sheet of Borrower and any Subsidiaries as at the end of such year, setting forth in each case in comparative form corresponding figures for the preceding fiscal year of Borrower, all in detail and scope satisfactory to Bank, prepared in accordance with GAAP consistently applied and examined and audited by independent certified public accountants satisfactory to Bank, accompanied by a report of such independent certified public accountants with respect to such financial statements which is satisfactory to Bank, and accompanied by a certificate of the chief financial officer of Borrower stating whether any event has occurred which constitutes a Default or an Event of Default and, if so, stating the facts with respect thereto;

                 (c) as soon as available but in no event more than 15 days after the end of each month, or Receivables aging and an accounts payable aging in detail and scope satisfactory to Bank as of the end of the preceding month; and

                 (d) promptly upon transmission thereof, copies of any financial statements, proxy statements, reports and the like which Borrower or any Subsidiary sends to its shareholders and copies of all registration statements (with exhibits) and all regular, special or periodic reports which Borrower or any Subsidiary files with the United States Securities and Exchange Commission (or any governmental body or agency succeeding to the functions of the United States Securities and Exchange Commission) or with any national stock exchange on which any of Borrower's or any Subsidiary's securities are listed and copies of all press releases and other statements made available by Borrower or any Subsidiary to the public concerning material developments in the business of Borrower and/or any Subsidiary.

         6.02    TAXES.

         Pay and discharge, and cause each Subsidiary to pay and discharge, all taxes, assessments and governmental charges upon Borrower and each Subsidiary, its income and properties, prior to the date on which penalties attach thereto unless and to the extent only that the same are being diligently contested by Borrower or a Subsidiary, as the case may be, in good faith by appropriate proceedings, provided, however, that (a) Bank shall have been given reasonable prior written notice of intention to contest, (b) nonpayment of the same will not, in Bank's sole discretion, materially impair any of the Collateral or Bank's rights or remedies with respect thereto or the prospect for full and punctual payment of all of the Obligations, (c) no notice of lien with respect thereto is filed in any recording office, (d) Borrower or such Subsidiary at any times effectively stays or prevents any official or judicial sale of or action against any of the Collateral by reason of nonpayment of the same, and
(e) Borrower or such Subsidiary establishes reasonable reserves for any liabilities being contested and for expenses arising out of such contest in accordance with GAAP.

         6.03 CORPORATE EXISTENCE, CONTINUATION OF BUSINESS AND COMPLIANCE WITH LAWS.

         Maintain, and cause each Subsidiary to maintain, its corporate existence in good standing; maintain, and cause each Subsidiary to maintain, in good standing its qualification to do business in each jurisdiction in which such qualification is required by law; continue, and cause each Subsidiary to continue, its business operations as now being conducted; and comply with, and cause each Subsidiary to comply with, all applicable federal, State and local laws, rules, ordinances, regulations and orders (including, without limitation, ERISA and all Environmental Laws).

         6.04    LITIGATION.

         Promptly notify Bank in writing of any action, suit or proceeding at law or in equity by or before any court, governmental agency or instrumentality which could result in any material adverse change in the business, operations, prospects, properties or assets or in the condition, financial or otherwise, of Borrower or any Subsidiary.

         6.05    EXTRAORDINARY LOSS:  CHANGE IN CONDITION.

         Promptly notify Bank in writing of (a) any event causing extraordinary loss or depreciation of the value of Borrower's or any Subsidiary's assets (whether or not insured) and the facts with respect thereto, and (b) the occurrence of any material adverse change in Borrower's, any Subsidiary's or any Other Obligor's business, assets, operations, business prospects or financial condition.

         6.06    BOOKS AND RECORDS.

         Keep and maintain, and cause each Subsidiary to keep and maintain, proper and current books and records in accordance with GAAP consistently applied and permit access by Bank to, reproduction by Bank of, copying by Bank from, and verification (by such means, including audits, as Bank may determine) by Bank of any information contained in, such books and records. Without limitation of the foregoing, it is understood and agreed that Bank intends to audit the books and records of Borrower on a semiannual basis. All such audits shall be performed at Bank's expense; provided, however, that any audit performed by Bank after the occurrence of an Event of Default shall be performed at the expense of Borrower.

         6.07    MAINTENANCE.

         Maintain, and cause each Subsidiary to maintain, all properties and improvements necessary to the conduct of its business in good working order and condition, ordinary wear and tear excepted, and cause replacements and repairs to be made when necessary for the proper conduct of its business.

         6.08    PATENTS, FRANCHISES, ETC.

         Maintain, preserve and protect all licenses, patents, franchises, trademarks and trade names of Borrower and each Subsidiary or licensed by Borrower or any Subsidiary which are necessary to the conduct of the business of Borrower or any Subsidiary as now conducted, free of any conflict with the rights of any other person.

         6.09    INSURANCE.

                 (a) Maintain or cause to be maintained comprehensive casualty insurance policies insuring the Collateral, all other property of Borrower and all property of each Subsidiary against loss by fire, theft, explosion, collision and such other risks, in such amounts, subject to such loss deductible amounts and with such responsible insurance companies as may be satisfactory to Bank, in Bank's discretion exercised in good faith, and, in all events, against such risks, in such amounts and subject to such loss deducible amounts as are customary in Borrower's or such Subsidiary's industry, as applicable, and in such minimum amounts that neither Borrower nor any Subsidiary will be deemed a coinsurer under applicable insurance laws, regulations, policies or practices, and (ii) endorsements to such insurance policies satisfactory to Bank, in Bank's discretion exercised in good faith, naming Bank as loss payee with respect to all Collateral insured thereunder;

                 (b) maintain or cause to be maintained (i) in the maximum amount available, flood insurance policies insuring all property of Borrower or any Subsidiary which is located in an area that has been, or subsequently is, identified as having special flood or mudslide hazards and in which the sale of flood insurance has been made available under the National Flood Insurance Act of 1968, as amended from time to time, and (ii) endorsements to such insurance policies satisfactory to Bank, in Bank's discretion exercised in good faith, naming Bank as loss payee with respect to all Collateral thereunder;

                 (c) maintain and cause each Subsidiary to maintain, in amounts and with responsible insurance companies satisfactory to Bank, in Bank's discretion exercised in good faith, such additional insurance against such risks and subject to such loss deductible amounts as may be satisfactory to Bank, in Bank's discretion exercised in good faith, including, without limitation, personal injury and property damage liability insurance, automobile liability insurance, product liability insurance, worker's compensation insurance, business interruption insurance, employee dishonesty insurance, and directors' and officers' liability insurance, all such insurance in all events to insure against such risks, in such amounts and subject to such loss deductible amounts as are customary in Borrower's or such Subsidiary's industry, as applicable;

                 (d) maintain endorsements to all insurance policies of Borrower and Subsidiaries naming Bank as additional insured, which endorsements shall be satisfactory to Bank, in Bank's discretion exercised in good faith, and endorsements to such policies satisfactory to Bank, in Bank's discretion exercised in good faith, providing that such policies may not be canceled or materially altered, and that Bank may not be removed as loss payee or additional insured, without at least 30 days prior written notice to Bank; and

                 (e) deliver to Bank from time to time, and periodically if Bank shall so require, evidence satisfactory to Bank that all insurance and policy endorsements required pursuant to this Agreement and the Other Agreements are in effect.

         6.10    INFORMATION.

                 (a) deliver to Bank promptly (upon Bank's request, and periodically if Bank shall so require, such written statements, schedules or reports (which shall be Certified if required by Bank) in such form, containing such information and accompanied by such documents as may be satisfactory to Bank from time to time concerning the Collateral, Borrower's or any Subsidiary's business, assets, operations, business products or financial condition or any other matter or matters, including, without limitation, copies of federal, State and local tax returns of Borrower and Subsidiaries, and permit Bank, its agents and designees, to discuss Borrower's or any Subsidiary's business, assets, operations, business prospects or financial condition with Borrower's or any Subsidiary's directors, officers, employees or agents;

                 (b) promptly notify Bank in writing if any financial statement, schedule, report, certificate or information previously or hereafter supplied to Bank by or on behalf of Borrower, any Subsidiary or any Other Obligor, including, without limitation, any of the same previously or hereafter supplied to Bank pursuant to or in connection with this Agreement or any of the Other Agreements or any transaction involving or affecting, Borrower, any Subsidiary or any Other Obligor, shall, to Borrower's knowledge or belief subsequently become inaccurate or misleading in any material respect; and

                 (c) promptly notify Bank of the occurrence of any default under any Contract by any Contract Obligor or of the existence or any colorable claim or right of setoff, counterclaim or deduction, whether or not related to such Contract, in favor of any Contract Obligor against any payment due or to become due under any Contract.

         6.11    USE OF PROCEEDS.

         Use the proceeds of Line of Credit Advances only to

                 (a) provide funds to support short term timing differences between the purchase of Inventory for identified leases and receipt of funds from long term lenders,

                 (b)      to support the purchase of Inventory for resale, and

                 (c) to provide short-term financing for the purchase of existing leases.

The Borrower may not use proceeds of the Line of Credit for any other purpose, including to pay for fees, overhead, sales commission, broker's fees, or profit to the Borrower or any Subsidiary.

         6.12    NOTICE OF EVENT OF DEFAULT.

         Immediately notify Bank of the occurrence of any Default or any Event of Default and the facts with respect thereto.

         6.13    EMPLOYEE BENEFIT PLANS.

                 (a) At all times administer, maintain and operate, and cause each Subsidiary at all times to administer, maintain and operate, each of its Benefit Plans in conformity with all applicable provisions of ERISA and other federal and state statutes relating to employee benefit plans (including the continuation coverage requirements of ERISA and the Code for group health plans under Sections 106(b), 162(i)(2) & (3), and 162(k) of the Code and Sections 601-607 of ERISA);

                 (b) at all times make, and cause each Subsidiary at all times to make, all required contributions and premium payments under each Benefit Plan for all periods after the date hereof;

                 (c) comply with, and cause each Subsidiary to comply with, all applicable reporting, disclosure and other requirements of ERISA and the Code as they relate to Benefit Plans, and furnish Bank with copies of all reports filed in connection therewith promptly after the filing thereof;

                 (d) notify Bank immediately of any fact, including, without limitation, any reportable event under Section 4043(b) of ERISA, arising in connection with any Retirement Plan which might constitute grounds for the termination thereof by the PBGC; and

                 (e) furnish to Bank, promptly upon its request therefor, such additional information concerning any Benefit Plan as Bank may request.

         6.14    ENVIRONMENTAL LAWS.

                 (a) At all reasonable times, permit Bank, and its agents and designees, to enter upon and inspect all business premises owned, leased, subleased, occupied, operated or used by Borrower or any Subsidiary, and to conduct thereon, at Borrower's expense, such audit tests and examinations, including subsurface exploration and testing, as Bank may deem necessary to determine whether Borrower's or such Subsidiary's ownership, tenancy, occupation, operation and/or use of the premises, as the case may be, and the conduct of the activities engaged in thereon, are in compliance with Environmental Laws;

                 (b) maintain, and cause all operators, tenants, subtenants, lessees, licensees and occupants of all property owned, leased, subleased, occupied, used or operated by Borrower or any Subsidiary to maintain, all such property free of all Hazardous Substances, and prevent all such property from being used for the manufacture, generation, production, processing, distribution, use, treatment, storage, disposal, transport or handling of any Hazardous Substances;

                 (c) promptly upon its receipt thereof, provide Bank with copies of all reports prepared by governmental and regulatory agencies, and all environmental auditors, engineers and others relating to or in connection with Borrower's compliance with Environmental Laws; and

                 (d) notify Bank in writing, promptly upon learning thereof, of (i) any notice that Borrower is not in compliance in any material respect with all terms and conditions of all permits, licenses and authorizations which are required under Environmental Laws, or that Borrower is not in compliance in any material respect with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in the Environmental Laws, and (ii) any notice or claim of any civil, criminal or administrative action, suit, demand, claim, hearing, notice or demand letter, notice of violation, investigation, or proceeding pending or threatened against Borrower relating in any way to Environmental Laws.

         6.15    CONTRACT LEGEND.

         If the aggregate payments to be made by all Contract Obligors under all Contracts exceeds $300,000.00, Borrower shall promptly notify Bank thereof and shall, at Bank's option, (a) deliver to Bank all originals in Borrower's possession of an Contracts and all modifications, extensions and renewals thereof, and/or (b) place the following legend on all originals and copies in Borrower's possession of all Contracts and all modifications, extensions and renewals thereof: "ALL RIGHTS, TITLE AND INTERESTS OF MLC GROUP, INC. UNDER THIS DOCUMENT HAVE BEEN ASSIGNED TO FIRST UNION NATIONAL BANK OF VIRGINIA."

         6.16    FINANCIAL COVENANTS.

         The Borrower shall at all times maintain a maximum recourse debt to worth ratio of 6.5 to 1 and a minimum Consolidated Tangible Net Worth of S1,500,000. The recourse debt to worth ratio shall be calculated by comparing all recourse liabilities of Borrower and its Subsidiaries, if any, including capitalized leases and all reserves for deferred taxes and other deferred sums appearing on the liabilities side of the balance sheet of the Borrower and its Subsidiaries, in accordance with GAAP (that is, the "Consolidated Total Recourse Liabilities") with the total consolidated assets of the Borrower and its Subsidiaries, minus consolidated total liabilities, after subtracting therefrom the aggregate amount of any intangible assets of the Borrower and its Subsidiaries, including, without limitation, goodwill, franchises, licenses, patents, trademarks, trade names, copyrights, service marks and brand names (that is, the "Consolidated Tangible Net Worth'").

         6.17    PRIMARY BANK ACCOUNTS.

         The Borrower shall maintain its primary bank accounts at the Bank.

         6.18    LANDLORD'S WAIVERS.

         The Borrower shall use its best efforts (and shall provide written evidence of such best efforts) to provide to Bank with 45 days following Closing a written agreement of the owner and landlord of each Business Premises and, each storage location maintained by Borrower which is not owned by Borrower consenting to Bank's security interest and the enforcement of Bank's rights in connection therewith.


                            7.   NEGATIVE COVENANTS

         Borrower covenants and agrees with Bank that, until (a) all Obligations have been paid in full, and (b) there exists no commitment by Bank which could give rise to any Obligations, Borrower will not, directly or indirectly, without Bank's prior written consent:

         7.01    INDEBTEDNESS.

         Create, incur, assume or permit to exist any Indebtedness except

                 (a)      Indebtedness to Bank,

                 (b) current Indebtedness incurred in the ordinary course of business,

                 (c) existing Indebtedness disclosed herein or previously disclosed by Borrower to Bank in writing,

                 (d) nonrecourse Indebtedness incurred in connection with the refinancing of Inventory or Contracts in an Ordinary Course Sale or Refinancing, and

                 (e) Indebtedness which shad be consented to by Bank in writing in advance, in Bank's sole discretion and, if required by Bank, subordinated to the Obligations by a written agreement satisfactory to Bank in form and substance.

Borrower further agrees that without the prior written consent of Bank it will not refinance on a recourse or a secured basis the Indebtedness evidenced by the Metropolitan Note, or cause or permit the Indebtedness of Borrower to any holder of such Note to be increased (other than as a result of the accrual of interest at the rate and in the manner specified in such Note).

         7.02    LIENS.

         Create, incur, assume or permit to exist, directly or indirectly, any Lien upon any of Borrower's properties or assets, now owned or hereafter acquired by Borrower, other than Permitted Liens.

         7.03    MERGER, SALE OF ASSETS, ETC.

         Enter into or be a party to any merger, consolidation or share exchange, or suffer or permit to occur any merger, consolidation or share exchange to which any Subsidiary or any Other Obligor is a party, or suffer or permit any of Borrower's or any Subsidiary's business, assets, operations or books and records to be merged, consolidated or commingled with any business, assets, operations or books and records of any other person; sell, assign, transfer, convey or lease any interest in all or any substantial part of its property except for Ordinary Course Sales and Refinancings; purchase or otherwise acquire, or suffer or permit the purchase or acquisition by any Subsidiary or any Other Obligor of, all or substantially all of the assets of any other person, any assets of any other person in a transaction which is subject to the Bulk Transfers Title of the Uniform Commercial Code of any jurisdiction, or any shares of stock of, or similar interest in, any other person; or enter into any transaction with any Affiliate except for transactions with Affiliates entered into in the ordinary course of Borrower's business on terms no less favorable to Borrower than would apply in a comparable arm's length transaction with a person that is not an Affiliate.

         7.04    GUARANTIES.

         Except as otherwise permitted under this Subsection 7.04, guarantee or otherwise in any way become or be responsible for obligations or Indebtedness of any other person, whether by agreement to purchase the Indebtedness of any other person, by agreement for the furnishing of funds to any other person for the purchase of goods, supplies or services, or by way of stock purchase, capital contribution, advance or loan for the purpose of paying or discharging Indebtedness of any other person, or otherwise, except that Borrower may endorse negotiable drafts for collection in the ordinary course of business. Notwithstanding the foregoing, provided no Default or Event of Default shall have occurred, Bank agrees that it shall not unreasonably withhold its consent to the guarantee by Borrower of Indebtedness or obligations of MLC Federal, Inc., a Virginia corporation, or to the guarantee of Indebtedness or obligations of Pilot Associates, Inc., a Pennsylvania corporation which may be subsequently reincorporated in Virginia ("Pilot Associates"); provided, however, that the aggregate liability of Borrower under all such guarantees shall not at any time exceed $100,000.00.

         7.05    INVESTMENTS.

         Make any capital contribution to any other person or purchase or acquire a beneficial interest in any stock, securities or evidences of Indebtedness of, or make any investment or acquire any interest in, any other person, except investments in federally insured certificates of deposit or in direct obligations of the United States of America maturing within one year from the date of acquisition. Notwithstanding the foregoing, Bank consents to the acquisition by Borrower of not less than all of the issued and outstanding stock of Pilot Associates provided

                 (a) the total consideration paid or payable by Borrower in connection therewith (including the assumption or guaranteeing of any present or future obligations or liabilities of Pilot Associates) shall not exceed $40,000.00, and

                 (b) Pilot Associates shall be a wholly-owned Subsidiary of Borrower.

         7.06    FISCAL YEAR.

         Change Borrower's fiscal year.

         7.07    LOANS.

         Make or permit to exist any loan to any person, not including advances for travel and the like made to officers and employees in the ordinary course of business.

         7.08    SUBSIDIARIES.

         Except as otherwise permitted under Subsection 7.05 hereof, form or acquire any Subsidiary.

         7.09    CHANGE OF NAME.

         Change the name of Borrower or permit any Subsidiary to change such Subsidiary's name.

         7.10    TRADE NAMES.

         Use any trade name other than Borrower's true corporate name or permit any Subsidiary to use any trade name other than such Subsidiary's true corporate name.

         7.11    ISSUANCE OF CAPITAL STOCK.

         Issue any shares of capital stock of Borrower or permit any Subsidiary to issue any shares of capital stock of such Subsidiary.

         7.12    EMPLOYEE PENSION PLANS.

         With respect to any Retirement Plan:

                 (a) engage, or knowingly permit any party in interest (as defined in Section 3(14) of ERISA) or any disqualified person (as defined in
Section 4975(e)(2) of the Code) to engage, in any prohibited transaction;

                 (b) knowingly incur, or permit any Subsidiary to knowingly incur, any accumulated funding deficiency under Section 302 of ERISA or Section 412 of the Code, whether or not waived;

                 (c) terminate, or permit any Subsidiary to terminate, any Retirement Plan in a manner which could result in the imposition of a Lien on any property of Borrower or any Subsidiary pursuant to Section 4068 of ERISA; or

                 (d) take, or permit any Subsidiary to take, any action which would adversely affect the qualification of any Retirement Plan.

         7.13    SALE-LEASEBACK.

         Except for leases in existence on the date hereof and previously disclosed to Bank in writing, and renewals or extensions thereof, become or be, or suffer or permit any Subsidiary or any Other Obligor to become or be, liable as lessee with respect to any lease of any property (real, personal or mixed) which has been or is to be sold or transferred by Borrower, such Subsidiary or such Other Obligor or to any person or which Borrower, such Subsidiary or such Other Obligor intends to use for substantially the same purpose as any other property which has been or is to be sold or transferred by Borrower to any person in connection with such lease.

         7.14    STOCK REDEMPTIONS.

         Purchase, redeem, retire or otherwise acquire for value any shares of Borrower's capital stock or any other equity interest in Borrower, or suffer or permit any Subsidiary to purchase, redeem or otherwise acquire or retire for value any shares of such Subsidiary's capital stock or any other equity interest in such Subsidiary.

         7.15    DIVIDENDS.

         Directly or indirectly declare or pay any dividend on, or make any other distribution with respect to (whether by reduction of capital or otherwise), any shares of its capital stock.

         7.16    FUNDED DEBT.

         Redeem, call for redemption, purchase or otherwise acquire or retire, directly or indirectly, or make any optional prepayment of principal on, any Funded Debt, or amend, alter or otherwise modify the provisions relating to any Funded Debt, if the effect of such amendment, alteration or other modification would or might be to accelerate such Funded Debt. For purposes of this Subsection, "Funded Debt" shall include any obligation of Borrower to any person other than Bank payable more than one year from the date of its creation which, under GAAP, is shown on the balance sheet as a liability (excluding reserves for deferred income taxes and other reserves to the extent that such reserves do not constitute an obligation).

         7.17    CONTRACT MODIFICATION.

         Enter into or permit to occur any amendment, modification, extension, renewal or compromise of any obligations of any person under or in connection with any Contract.

                             8.   EVENTS OF DEFAULT

         The occurrence of any one or more of the following events shall constitute an "Event of Default":

                 (a) Any representation or information previously or hereafter made or supplied to Bank by or on behalf of Borrower, any Subsidiary or any Other Obligor, including, without limitation, any representation or information previously or hereafter made or supplied to Bank pursuant to or in connection with this Agreement or any of the Other Agreements or any transaction involving or affecting Borrower, any Subsidiary or any Other Obligor, shall prove to have been, when made or supplied, false or misleading in any respect deemed material by Bank in good faith.

                 (b) Failure of Borrower to pay any of the Obligations, including, without limitation, any sum due Bank under this Agreement or any of the Other Agreements, when and as the same shall become due, whether at the due date thereof, by demand, by acceleration or otherwise.

                 (c) Occurrence of a default or event of default by Borrower, any Subsidiary or any Other Obligor with respect to, or acceleration or demand for payment prior to maturity of, any Indebtedness of Borrower, any Subsidiary or any Other Obligor to any person which is deemed material by Bank in good faith, or with respect to any Lien securing any Indebtedness of Borrower, any Subsidiary or any Other Obligor to any person which is deemed material by Bank in good faith.

                 (d) Failure of Borrower, any Subsidiary or any Other Obligor to observe or perform any warranty, covenant, condition or agreement to be observed or performed by Borrower or such other person under this Agreement or any of the Other Accounts.

                 (e)      Borrower, any Subsidiary or any Other Obligor shall
(i) admit in writing its insolvency or its inability to pay its debts as they mature, (ii) make a general assignment for the benefit of creditors, whether conditional or unconditional and whether or not such assignment is filed in court and whether or not any court assumes jurisdiction thereof, (iii) commence a case under or otherwise seek to take advantage of any bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation law, statute or proceeding, or (iv) by any act indicate its consent to, approval of or acquiescence in any such proceeding or the appointment of any receiver of or trustee for Borrower, any Subsidiary or any such Other Obligor or a substantial part of its property, or suffer any such receivership, trusteeship or proceeding to continue undismissed for a period of 30 days.

                 (f) Borrower, any Subsidiary or any Other Obligor shall become a debtor in any case under any chapter of the United States Bankruptcy Code.

                 (g) Dissolution of, or entry of any order, judgment, award or decree for the dissolution of, Borrower, any Subsidiary or any Other Obligor that is not a natural person.

                 (h) Entry of any unstayed judgment, order, award or decree against Borrower, any Subsidiary or an Other Obligor or which is uninsured to an extent deemed material by Bank in good faith, or which Bank determines in good faith, when aggregated with all other judgments, orders, awards and decrees outstanding against Borrower, Subsidiaries and Other Obligors, could have a material adverse effect on the business assets, operations, business prospects or financial condition of Borrower, any Subsidiary or any Other Obligor, or on any rights of Bank with respect to any of the Collateral or any of the Obligations, or on the prospect for full and punctual payment and performance of all of the Obligations.

                 (i) Injunction or restraint of Borrower, any Subsidiary or any Other Obligor in any manner from conducting its business in whole or in part deemed material by Bank in good faith.

                 (j) Any assets of Borrower, any Subsidiary or any Other Obligor shall be attached, levied upon, seized or repossessed or come into the possession of a trustee, receiver or other custodian.

                 (k) An adverse change deemed material by Bank in good faith shall occur with respect to the business, assets, operations, business prospects or financial condition of Borrower, any Subsidiary or any Other Obligor, or otherwise with respect to the risks to Bank attending the Collateral, any commitments of Bank which could give rise to any Obligations or the prospect for payment in fun of the Obligations, whether or not such adverse change otherwise constitutes an Event of Default.

                 (l)      The death of any Other Obligor that is an individual.

                 (m) Borrower, any Subsidiary or any Other Obligor shall be or become insolvent (as defined in Section 101(31) of the United States Bankruptcy Code) or unable to pay its debts as they mature.

                 (n) Termination or cancellation, without Bank's prior written consent, of any lease or sublease of Borrower, any Subsidiary or any Other Obligor of any business premises of Borrower, any Subsidiary or any Other Obligor which Bank in good faith deems material to the conduct of the business of Borrower, any subsidiary or any Other Obligor, including expiration of any such lease or sublease without renewal or extension, or the occurrence of any event or condition which could result in the termination or cancellation of any such lease or sublease unless such event or condition is waived by all parties to the lease or sublease and all other appropriate parties, or cured by Borrower, such Subsidiary or such Other Obligor, as the case may be, in accordance with the provisions of such lease or sublease.

                 (o) Termination of any contract, franchise, license, permit, authorization, certificate or right of Borrower, any Subsidiary or any Other Obligor which Bank in good faith deems material to its business, assets, operations, business prospects or financial condition.

                 (p) Suspension or revocation of any license, permit, certification, approval or the like required to be held by Borrower, my Subsidiary or any Other Obligor that is not an individual by federal, State, local or foreign laws.

                 (q) Occurrence of any change in Borrower's management personnel which Bank determines in good faith could materially adversely affect the business, assets, operations, business prospects or financial condition of Borrower.

                 (r) Without Bank's prior written consent, the stockholders of Borrower on the date of this Agreement shall for any reason, including death, not own capital stock of Borrower sufficient to elect all of the Directors of Borrower and to approve any action of Borrower, including extraordinary actions, required to be approved by stockholders of Borrower under applicable law or under the Charter or Bylaws of Borrower. For purposes of this clause (r), (i) J.A.P. Investment Group L.P., a Virginia limited partnership ("Investment"), shall no longer be considered to be a stockholder of Borrower if the partners of Investment on the date of this Agreement shall for any reason, including death, not own all of the partnership interests therein, and (ii) J.A.P., Inc., a Virginia corporation shall no longer be considered to be a partner of

Investment if Patricia Norton and/or any guarantor of the Obligations shall for any reason, including death, not own all of the issued and outstanding capital stock thereof.

                 (s) Occurrence of any debt or event of default under or as defined in any of the Other Agreements.

                 (t) Borrower, any Other Obligor or any other person shall revoke or terminate, or attempt to revoke or terminate, or notify Bank of revocation or termination of, any continuing obligations or agreements of Borrower, such Other Obligor or such other person relating in any way to any of the Obligations, including, without limitation, any continuing obligations or agreements of Borrower, such Other Obligor or such other person under any guaranty or subordination agreement

                 (u) Borrower or any Other Obligor shall be convicted of an offense punishable under any domestic or foreign criminal statute or law, or Borrower or any Other Obligor shall be subjected to charges under any domestic or foreign law for which forfeiture of property is a potential penalty.


                            9.  RIGHTS AND REMEDIES

         9.01    RIGHTS AND REMEDIES OF BANK.

         Upon the occurrence of an Event of Default described in Subsections 8(e), 8(f) or 8(g) of this Agreement, all of the Obligations shall automatically and immediately be due and payable. Upon and after the occurrence of an Event of Default described in Subsections 8(b) and 8(1), Bank may, without notice or demand, exercise in any jurisdiction in which enforcement hereof is sought, the rights and remedies set forth below, in addition to the rights and remedies available to Bank under the Other Agreements, the rights and remedies of a secured party under the Uniform Commercial Code and all other rights and remedies available to Bank under applicable law, all such rights and remedies being cumulative and enforceable alternatively, successively or
concurrently.   Upon and after the occurrence of an Event of Default other than described in Subsections 8(b), 8(c), 8(f), 8(g) or 8(l) of this Agreement, Bank may, after giving notice of the Event of Default to the Borrower, and the Borrower having failed to cure the Event of Default within ten (10) days following notice of the Event of Default, exercise in any jurisdiction in which enforcement hereof is sought, the rights and remedies set forth below, in addition to the rights and remedies available to Bank under the Other Agreements, the rights and remedies of a secured party under the Uniform Commercial Code and all other rights and remedies available to Bank under applicable law, all such right's and remedies being cumulative and enforceable alternatively, successively or concurrently.

                 (a) Declare the Note, all interest accrued and unpaid thereon, and all other Obligations to be immediately due and payable and the same shall thereupon become immediately due and payable without presentment, demand for payment, protest or notice of any kind, all of which are hereby expressly waived.

                 (b) Enforce the Liens granted to Bank hereunder and under the Other Agreements by collecting or liquidating all or any part of the Collateral or selling, assigning, leasing, renting, licensing or otherwise disposing of all or any part of the Collateral or any interest therein, in one or more parcels, at the same or different times, at public or private sale or disposition, or otherwise.

                 (c) Establish and maintain at Bank, subject to Bank's customary arrangements and charges therefor as established by Bank from time to time, a repayment account, which shall be under the exclusive control of and subject to the sole order of Bank, and require Borrower to deposit in the repayment account, not later than the first Banking Day following the day on which the same are received by Borrower, as a tender of payment of the Obligations or as security for any contingent or future Obligations, all cash, checks, drafts, money orders and other items of payment constituting Collateral, collections or other proceeds of Collateral.

                 (d) Institute any proceeding or proceedings to enforce the Obligations and any Liens of Bank.

                 (e) Notify postal authorities to change the address for delivery of mall addressed to Borrower to such address as Bank may designate and receive, open and dispose of all mail addressed to Borrower.

                 (f) Endorse Borrower's name on any promissory notes or other instruments, acceptances, checks, drafts, money orders or other items of payment constituting Collateral, or collections or other proceeds of Collateral, that may come into Bank's possession or control from time to time.

                 (g) Sign Borrower's name on any invoices to, drafts against and other notices and documents to account debtors or other obligors of Borrower and requests for verification of accounts and other amounts which may be due to Borrower.

                 (h) Execute proofs of claim and loss on behalf of Borrower.

                 (i) Apply all Collateral and proceeds of Collateral delivered to Bank or coming into Bank's possession or control from time to time to any of the Obligations, or hold the same as security for any contingent or future Obligations.

                 (j) At Borrower's expense, continue or complete, or cause to be continued or completed, performance of Borrowers obligations under any contracts of Borrower.

                 (k) Use, operate, manage, control and exercise all rights of Borrower relating to, the Collateral and any other assets of Borrower, and collect all income and revenues therefrom.

                 (l) Stop and retract the making of any Advance or the making of any other extension of credit hereunder or under any of the Other Agreements which may have been requested by Borrower.

                 (m) Terminate, or cease extending credit under, any or all outstanding commitments or credit accommodations of Bank to Borrower, any Subsidiary or any Other Obligor.

                 (n) At any time and from time to time reduce the Maximum Line of Credit Amount.

                 (o) Take exclusive possession of any or all of the Collateral from time to time and/or place a custodian in exclusive possession of any or all of the Collateral from time to time and, so far as Borrower may give authority therefor, enter upon any premises on which any of the Collateral may be situated and remove the same therefrom, Borrower hereby waiving any and all rights to prior notice and to judicial hearing with respect to repossession of Collateral, and/or require Borrower, at Borrower's expense, to assemble and deliver any or all of the Collateral to such place or places as Bank may reasonably request.

                 (p) With respect to any accounts, notes, instruments, chattel paper, tax refunds, contract rights, general intangibles or other debts or liabilities payable to Borrower securing the Obligations, notify any account debtors and other obligors thereon to make payments thereon directly to Bank, take control of the cash and noncash proceeds thereof, demand, collect, sue for and receive any money or property at any time due, payable or receivable on account thereof, compromise and settle with any person liable thereon, and extend the time of payment or otherwise change the terms thereof, without incurring liability or responsibility therefor to Borrower or any Other Obligor.

Notwithstanding the foregoing, Bank agrees that at no time may Bank enforce any claim against Phillip G. Norton and Patricia A. Norton by obtaining a lien, judicial or otherwise, on their real property located at 1019 Basil Road, McLean, Virginia 22102 (the "Real Property"), or by selling at judicial sale the Real Property. Bank further agrees that it shall have no recourse to the Real Property or the Net Sale Proceeds (as defined below) of the Real Property. Bank further agrees that any confessed judgment in favor of Bank and against Phillip G. Norton and Patricia A. Norton shall not become a lien on the Peal Property or the Net Sale Proceeds, in whatever form. The Real Property and the Net Sale Proceeds, in whatever form, shall be totally exempt from execution by the Bank. The Net Sale Proceeds shall mean the gross sale proceeds of the Real Property, less normal and customary expenses of sale, and less the total amount due as of the date of the execution of this Agreement of any mortgages, deeds of trust or other encumbrances on the Real Property. In the event of a sale of the Real Property, Phillip G. Norton and Patricia A. Norton shall promptly deliver to the Bank a copy of the settlement sheet showing the Net Sale Proceeds.

         9.02    DISPOSITION OF COLLATERAL.

         Borrower agrees that commercial reasonableness and good faith require Bank to give Borrower no more than ten days prior written notice of the time and place of any public disposition of Collateral or of the time after which
any private disposition or any other intended disposition is to be made.   All
sales or other dispositions of Collateral may be made for cash, upon credit or for future delivery. In no event shall Borrower be credited with any part of the proceeds of liquidation, sale or other disposition of any Collateral until Bank has received final payment thereon in immediately available funds, and Bank shall have no obligation to delay any liquidation, sale or other disposition because the same may result in the imposition of any forfeiture, premium or penalty.

         9.03    COSTS AND EXPENSES.

         Borrower agrees to pay to Bank, upon written demand by Bank from time to time, the amount of all expenses, including attorneys' fees and expenses, paid or incurred by Bank

                 (a) after any of the Obligations are not paid when due (whether by demand, stated maturity, acceleration or otherwise) or a default or an Event of Default under, or as defined in, this Agreement or any of the Other Agreements shall occur, in exercising or enforcing or consulting with counsel concerning any of its rights hereunder, under the Other Agreements or under law, or

                 (b) in defending any and all non-meritorious or previously waived demands, claims, counterclaims, cross-claims, causes of action, litigation and proceedings of every kind and nature asserted, commenced or instituted against Bank, or any of Bank's officers, directors or employees, by Borrower, any Subsidiary of any Other Obligor on account of, as a result of or relating to, any action taken or not taken by Bank in connection with the Line of Credit, any other of the Obligations, the Collateral or the enforcement or exercise by Bank of any rights or remedies of Bank under this Agreement, under any of the Other Agreements or under law.

         Borrower also agrees to pay to Bank, upon written demand by Bank from time to time, interest on the, outstanding amount of such expenses paid by Bank, from the date of Bank's demand for payment of such expenses until the same are paid in full, at the highest rate and calculated in the manner provided in the Note.

                              10.   MISCELLANEOUS

         10.01   PERFORMANCE FOR BORROWER.

                 Borrower agrees and hereby authorizes that Bank may, in Bank's sole discretion, but Bank shall not be obligated to, whether or not an Event of Default shall have occurred, and regardless of the Maximum Line of Credit Amount make a Compliance Advance, without prior notice to Borrower, in order to insure Borrower's compliance with any covenant, warranty, representation or agreement of Borrower made in or pursuant to this Agreement or any of the Other Agreements, to continue or complete, or cause to be continued or completed, performance of Borrower's obligations under any contracts of Borrower, to cover overdrafts in any checking or other accounts of Borrower at Bank or to preserve or protect any right or interest of Bank in the Collateral or under or pursuant to this Agreement or any of the Other Agreements, including, without limitation, the payment of any insurance premiums or taxes and the satisfaction or discharge of any judgment or any Lien upon the Collateral or other property or assets of Borrower and compliance by Borrower with Environmental Laws; provided, however, that the making of any such Advance by Bank shall not constitute a waiver by Bank of any Event of Default with respect to which such advance is made nor relieve Borrower of any such Event of Default. Any cost, expense or liability incurred by Bank or imposed upon Bank arising out of or in connection with the noncompliance by Borrower with the provisions of any Environmental Laws shall be treated as an advance of funds on behalf of Borrower under this Subsection 10.01, and Borrower shall indemnify, defend and save harmless Bank from and against any such cost, expense or liability. Borrower shall pay to Bank upon demand all Compliance Advances made by Bank under this Subsection 10.01 with interest thereon at the highest rate and calculated in the manner provided in the Note. All such advances shall be deemed to be included in the Obligations and secured by the security interest granted Bank hereunder; provided, however, that the provisions of this Subsection shall survive the termination of this Agreement and Bank's security interest hereunder and the payment of all other Obligations.

         10.02   EXPENSES.

         Whether or not any of the transactions contemplated hereby shall be consummated, Borrower agrees to pay to Bank, upon written demand by Bank from time to time, the amount of all expenses, including attorneys' fees and expenses, paid or incurred by Bank in connection with the preparation, or the amendment, modification, extension, renewal, refinancing, supplementation, replacement, waiver, release or termination, of this Agreement or any of the Other Agreements or any terms or condition as hereof or thereof or any rights or interests of Bank, Borrower or any other person relating to any of the foregoing, or otherwise in connection with the extension of credit hereunder and preparing for the extension of credit hereunder. Borrower agrees to pay all expenses in connection with the filing or recordation of all financing statements and other documents as may be required by Bank at the time of, or subsequent to, the execution of this Agreement, including, without limitation, all documentary stamps, recordation and transfer taxes, filing fees and other costs and taxes incident to recordation of any document in connection herewith, and, if any such expenses shall be paid or incurred by Bank, to pay to Bank upon written demand the amount of such expenses. Borrower also agrees to pay to Bank, upon written demand by Bank from time to time, interest on the outstanding amount of all expenses paid by Bank referred to in this Subsection, from the date of Bank's demand for payment of such expenses until the same are paid in full, at the highest rate and calculated in the manner provided in the Note. Borrower also agrees to indemnify, protect and defend Bank, and save Bank harmless, from and against any and all claims, demands, damages, losses, liabilities, obligations, penalties, litigation, defenses, judgments, suits, actions, proceedings, costs and expenses (including, without limitation, attorneys fees, and expenses and experts' fees and expenses) of any kind or nature whatsoever which may at any time be imposed upon, paid or incurred by or asserted or awarded against Bank relating to, resulting from or arising out of

                 (a) the use of any property owned, leased, subleased, occupied, used or operated by Borrower or any Subsidiary for the manufacture, generation, production, processing, distribution, use, treatment, storage, disposal, transport or handling of any Hazardous Substances,

                 (b) the presence of any Hazardous Substances in or upon any such property, or

                 (c)      any violation of any Environmental Law.

         10.03   APPLICATIONS OF COLLATERAL.

         Except as may be otherwise specifically provided in this Agreement, all Collateral and proceeds of Collateral coming into Bank's possession may be applied by Bank to any of the Obligations, whether matured or unmatured, as Bank shall determine in its sole discretion.

         10.04   FURTHER ASSURANCES, POWER OF ATTORNEY.

         Borrower agrees promptly to do, make, execute and deliver all such additional and further acts, things, deeds, assurances, instruments and documents as Bank may request in good faith to vest in and assure to Bank its rights hereunder or under any of the Other Agreements or in any of the
Collateral.   Borrower hereby appoints Bank and its designees as
attorney-in-fact of Borrower, irrevocably and with power of substitution, with authority to execute and deliver from time to time, in the name and stead of Borrower, all documents which Borrower is required to, but has failed or refused to, execute and deliver to Bank pursuant to this Agreement or any of the Other Agreements, and with authority to take all of the actions from time to time on behalf of Borrower, and in the name and stead of Borrower, which Bank is authorized to take under this Agreement and the Other Agreements or which Bank in its good faith discretion deems necessary or advisable in order to cause Borrower to be in compliance with any of the terms of this Agreement or any of the Other Agreements or in order to carry out and enforce this Agreement and the Other Agreements. The attorney or designee shall not be liable for any acts of commission or omission nor for any error of judgment or mistake of fact or law which does not arise from its gross negligence or willful misconduct. This power of attorney is coupled with an interest and is irrevocable so long as any of the Obligations remain unpaid or unperformed or there exists any commitment by Bank which could give rise to any Obligations.

         10.05   WAIVER OF TRIAL BY JURY.

         Borrower and Bank each agrees that any action, suit or proceeding involving any claim, counterclaim or cross-claim arising out of or in any way relating, directly or indirectly, to this Agreement or the Other Agreements, or any liabilities, rights or interests of Borrower, Bank or any other person arising out of or in any way relating, directly or indirectly, to any of the foregoing, shall be tried by a court and not by a jury. Borrower and Bank each hereby waives any right to trial by jury in any such action, suit or proceeding, with the understanding and agreement that this waiver constitutes a waiver of trial by jury of all claims, counterclaims and cross-claims against all parties to such actions, suits or proceedings, including claims, counterclaims and cross-claims against parties who are not parties to this Agreement or the Other Agreements. This waiver is knowingly, willingly and voluntarily made by Borrower and Bank, and Borrower and Bank each acknowledges and agrees that this waiver of trial by jury is a material aspect of the agreements between Borrower and Bank and that no representations of fact or opinion have been made by any person to induce this waiver of trial by jury or to modify, limit or nullify its effect.

         10.06   ADDITIONAL WAIVERS BY BORROWER.

         Borrower hereby waives, to the extent the same may be waived under applicable law:

                 (a)      notice of acceptance by Bank of this Agreement;

                 (b) all claims, causes of action and rights of Borrower against Bank on account of actions taken or not taken by Bank in the exercise of Bank's rights or remedies hereunder or under any of the Other Agreements, or under law, provided that the same did not arise from Bank's gross negligence or willful misconduct;

                 (c) all claims and causes of action of Borrower against Bank for punitive, exemplary or other non-compensatory damages;

                 (d) all rights of redemption of Borrower with respect to any of the Collateral;

                 (e) in the event Bank seeks to repossess any or all of the Collateral by judicial proceedings, any bonds or demands for possession which otherwise may be required;

                 (f) all rights of Borrower to have marshaled the Collateral or any other security for any of the Obligations;

                 (g) presentment, protest, notice of protest and notice of nonpayment with respect to all of the Obligations;

                 (h) settlement, compromise or release of the obligations of any Other Obligor or any other person primarily or secondarily liable upon or obligated with respect to any of the Obligations;

                 (i) substitution, impairment, exchange or release of any direct or indirect security for any of the Obligations; and

                 (j) any duty or obligation of Bank to disclose to Borrower any information concerning any other customer or client, or prospective customer or client, of Bank.

         Borrower agrees that Bank may exercise any or all of its rights and/or remedies hereunder, under the Other Agreements and under law without resorting to, without regard to, and regardless of the adequacy of, any security or other sources of liability with respect to any of the Obligations.

         10.07   WAIVERS BY BANK.

         Neither any failure nor any delay on the part of Bank in exercising any right, power or remedy hereunder, under any of the Other Agreements or under applicable law shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right power or remedy. Without limitation of the foregoing, the failure or delay of Bank to accrue interest on the outstanding Advances at the Default Rate of Interest following the occurrence of an Event of Default shall not operate as a waiver of such Event of Default or of Bank's right at any time thereafter to accrue interest on the Loans at the Default Rate of Interest.

         10.08   PAYMENTS, SETOFF.

         All payments required to be made by Borrower hereunder shall be made by Borrower without setoff, counterclaim or deduction and shall be made to Bank in lawful money of the United States of America at Bank's principal office (or at such other address as Bank may specify to Borrower in writing from time to time). If any payment required to be made by Borrower hereunder shall be due on any day that is not a Business Day, such payment may be made by Borrower without default on the next succeeding Business Day but any interest-bearing portions of such payment shall continue to accrue interest during such extension of time. Bank shall have the right from time to time to charge and deduct from any deposit accounts of Borrower at Bank any amounts credited to such accounts and apply the same to pay principal amounts, interest charges, service charges, fees, expenses or any other sums or charges due and unpaid under this Agreement or any of the Other Agreements. Bank shall have the right, in addition to all other rights and remedies available to it, to set off against any Obligations due and unpaid any sums or property owing to Borrower by Bank or held or controlled by Bank for Borrower. Borrower hereby confirm Bank's right to a banker's lien and setoff, and nothing in this Agreement or any of the Other Agreements shall be deemed to replace, supersede, limit, waive or prohibit Bank's right of banker's lien and setoff.

         10.09   CONFESSION OF JUDGMENT.

         Subject to the provisions of this Subsection 10.09, Borrower hereby authorizes any clerk of court or any attorney-at-law to appear for Borrower before any court, having jurisdiction, within the United States or elsewhere, and, after one or more complaints filed, confess judgment against Borrower as of any time after any other Obligations are due (whether by demand, stated maturity, acceleration or otherwise) for the unpaid balance of the Obligations, including principal, interest, fees, court costs, late charges and expenses, together with attorneys' fees equal to fifteen percent (15%) of the amount of such Obligations, for collection and release of all errors, and without stay of execution, and inquisition and extension upon any levy on real estate is hereby waived and condemnation agreed to, and the exemption of personal property from levy and sale is also hereby expressly waived, and, no benefit of exemption shall be claimed under any exemption law now in force or which may be hereafter adopted. If judgment is to be entered in the Commonwealth of Virginia, Borrower hereby duly constitutes and appoints each of James P. Steck, Gregory A. Baugher or David S. Musgrave its true and lawful attorney-in-fact, in the name, place and stead of Borrower, and after any of the Obligations are due, to confess judgment against Borrower in the Circuit Court of Fairfax County, Virginia, or in any other court of record in the Commonwealth of Virginia, for the unpaid balance of the Obligations, including principal, interest, fees, court costs, late charges and expenses, together with attorneys' fees equal to fifteen percent (15%) of the amount of such Obligations, Borrower hereby ratifying and confirming the acts of said attorney-in-fact as fully as if done by Borrower, and Borrower expressly waiving benefit of any homestead or other exemption laws. The foregoing authorities and powers to confess judgment shall not be exhausted by one or more exercises of any of them or by any imperfect exercise of any of them, shall not be extinguished by any judgment entered because of any of them and may be exercised before, during or after sale, liquidation or other disposition by Bank of any property directly or indirectly securing any of the Obligations or the exercise or enforcement by Bank of any other right or remedy of Bank with respect to the Obligations. Borrower agrees that any agreements of Borrower contained in this Agreement or any of the Other Agreements to pay any costs or expenses, including attorneys' fees and expenses, paid or incurred by Bank shall not be merged into, or otherwise impaired by, any such judgment by confession, but Bank shall not be entitled to recover on account of such costs or expenses any amount in excess of the greater of (a) such costs or expenses included in any judgments by confession (without duplication), or (b) such costs or expenses actually paid or incurred by Bank. Notwithstanding the foregoing, (y) if the actual and reasonable attorneys' fees incurred by Bank are less than 15% of the Obligations and all Obligations owed to Bank by Borrower have been paid, Bank shall refund (to the extent actually collected) to Borrower an amount equal to the difference between 15% of the Obligations and the amount of such actual and reasonable attorneys' fees, and (z) if the actual and reasonable attorneys' fees incurred by Bank exceed 15% of the Obligations, whether by reason of judgment being contested or otherwise, Borrower will pay to Bank on demand the amount of such excess.

         10.10   MODIFICATIONS.

         No modification or waiver of any provision of this Agreement or any of the Other Agreements, and no consent by Bank to any failure of Borrower or any other person to comply with any provision of this Agreement or any of the Other Agreements, shall in any event be effective unless the same shall be in writing signed by the person against whom enforcement is sought, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand upon Borrower in any case shall entitle Borrower to any other or further notice or demand in the same, similar other circumstances.

         10.11   NOTICES.

         Any notice or other communication in connection with this Agreement, including demands for payment by Bank, shall be deemed to have been given when hand delivered to the party to whom directed, or, if transmitted by telex, facsimile transmission or by mail (whether or not registered or certified), when telexed, transmitted by facsimile transmission or deposited in the mail postage prepaid, respectively, provided that any such notice or communication shall be hand delivered or transmitted to a party hereto as provided below (or at such other address as such party shall specify in writing to the other parties hereto):

                 (a) if to Borrower, at 11150 Sunset Hills Road, Suite 110, Reston, Virginia 22090 (Fax: (703)834-5718), attention: President; and

                 (b) if to Bank, at 1970 Chain Bridge Road, McLean, Virginia 22102, attention: Portfolio Management.

         10.12   DISCLOSURE OF INFORMATION.

         Borrower consents and agrees that Bank may issue press releases concerning, and otherwise publicly announce or publicize, financings provided by Bank to Borrower or Subsidiaries. Borrower hereby authorizes Bank to disclose to any subsidiary or affiliate of Bank, to any fiduciary institution or to any banking institution, credit union or savings and loan association organized under the laws of any State, and hereby authorizes all subsidiaries and affiliates of Bank, all fiduciary institutions and all banking institutions, credit unions and savings and loan associations organized under the laws of any State to disclose to Bank, all financial records of Borrower.

         10.13   LAW, JURISDICTION, TRANSFERS OF INTERESTS AND
UNENFORCEABILITY.

         The performance and construction of this Agreement and the Other Agreements shall be governed by the internal laws of the Commonwealth of Virginia (exclusive of principles of conflicts of laws). Borrower agrees that any suit, action or proceeding instituted by Bank with respect to any of the Obligations, the Collateral, this Agreement or any of the Other Agreements may be brought in any State or federal court located in the Commonwealth of Virginia (in addition to such other courts in which jurisdiction and venue may be appropriate), and Borrower consents to the in personam jurisdiction of such courts. Borrower irrevocably waives any objection to, and any right of immunity from, the jurisdiction of such courts or the execution of judgments resulting therefrom, on the grounds of venue or the convenience of the forum. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, and each reference in this Agreement to any of the parties hereto shall be deemed to include the successors and assigns of such party, including, in the case of Borrower, the debtor in possession or trustee in any case under any chapter of the United States Bankruptcy Code in which Borrower is debtor. Borrower may not assign this Agreement or any of its rights hereunder without Banks prior written consent. Bank may at any time, in its discretion, assign, transfer or pledge to any person, or grant to any person a Lien in, this Agreement, any of the Other Agreements or any of its rights hereunder or thereunder. In addition, Bank may sell, in such amounts, upon such terms and to such persons as Bank may determine, participations in its interests under this Agreement and/or any of the Other Agreements. In the case of each such assignment, transfer, pledge grant or sale, Bank may from time to time provide to the assignee, transferee, pledgee, secured party or participant, any information and documents (or copies thereof) relating to this Agreement and the Other Agreements and related transactions, and relating to the business, assets, operations, business prospects or financial condition of Borrower, Subsidiaries and Other Obligors. If any term, provision or condition, or any part thereof, of this Agreement or any of the Other Agreements shall for any reason be found or held invalid or unenforceable by any court or governmental agency, such invalidity or unenforceability shall not affect the remainder of such term, provision or condition, nor any other term, provision or condition, and this Agreement and the Other Agreements shall survive and be construed as if such invalid or unenforceable term, provision or condition had not been contained herein or therein; provided, however, that if any rate of interest provided under this Agreement does or shall exceed the maximum interest rate which Borrower is permitted by law to contract or agree to pay, then such rate of interest shall immediately be deemed to be reduced to such maximum rate and all previous payments of interest in excess of the maximum rate shall be deemed to have been payments in reduction of principal and not of interest. All books and records of Bank and statements of account rendered by Bank to Borrower relating to the Obligations shall be presumed to be accurate, absent manifest error.

         10.14   Changes in Laws.

         In the event that, at any time or from time to time after the date of this Agreement, the implementation of, or any change in, any law or regulation, or any guideline or directive (whether or not having the force of law), or the interpretation or administration thereof by any central bank or other authority charged with the administration thereof, imposes, modifies or deems applicable any capital adequacy, reserve or similar requirement (including without limitation, a request or requirement which affects the manner in which Bank allocates capital resources to its commitments and extensions of credit, including, without limitation, its extensions of credit hereunder), and, as a result thereof, in the sole opinion of Bank, the rate of return on Bank's capital as a consequence of its extensions of credit hereunder, is reduced to a level below that which Bank could have achieved but for such circumstances, then, in each such case, within 10 days after written demand by Bank from time to time, Borrower shall pay to Bank such additional amount or amounts, as shall compensate Bank for such reduction in rate of return. A certificate of Bank as to any such additional amount or amounts, in the absence of manifest error, shall be final and conclusive. In determining such amount or amounts, Bank may use any reasonable averaging and attribution methods.

         10.15   SURVIVAL.

         All covenants, conditions, agreements, representations and warranties made herein and in the Other Agreements shall survive the execution and delivery hereof and thereof, shall survive Closing and shall continue in full force and effect until all Obligations have been paid in full and there exists no commitment by Bank which could give rise to any Obligations.

         10.16   MERGER AND INTEGRATION.

         This Agreement and the attached Exhibits contain the entire agreement of the parties hereto with respect to the matters covered and the transactions contemplated hereby, and no other agreement, statement or promise made by any party hereto, or by any employee, officer, agent or attorney of any party hereto, which is not contained herein, shall be valid or binding.

         10.17   COUNTERPARTS.

         This Agreement my be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which, when so executed and delivered, shall be an original, but all such counterparts shall together constitute one and the same instrument.

         10.18   HEADINGS.

         The headings and subheadings contained in the titling of this Agreement are intended to be used for convenience only and shall not be used or deemed to limit or diminish any of the provisions hereof.

         10.19   RECITALS.

         The Recitals hereto are hereby incorporated into and made a part of this Agreement.

         IN WITNESS WHEREOF, the parties hereto have executed or caused to be executed this Agreement under seal as of the date first above written.


ATTEST/WITNESS:                            MLC GROUP, INC.


 /s/ PHILLIP G. NORTON                     By: /s/ BRUCE M. BOWEN                  (SEAL)
- --------------------------------              -------------------------------------
                                              Bruce M. Bowen
                                              President


                                                   BORROWER

                                           FIRST UNION NATIONAL BANK OF VIRGINIA



 /s/ JEANNE M. MCKEE                       By:  /s/ JAMES P. STECK                 (SEAL)
- --------------------------------              -------------------------------------
                                              James P. Steck
                                              Vice President

                                                         BANK

STATE OF VIRGINIA, TO WIT:

         I HEREBY CERTIFY that on this 3rd day of October, 1995, before me, the subscriber, a Notary Public of the State aforesaid, personally appeared Bruce
M. Bowen, who acknowledged himself to be the President of MLC Group, Inc., and that he, as such President, being authorized so to do, executed the foregoing instrument for the purposes therein contained, by signing in my presence the name of the corporation by himself as President.

         IN WITNESS WHEREOF, I hereunto set my hand and official seal.


                                       /s/ LYNETTE M. HALL
                                       -------------------------------
                                       Notary Public

My Commission Expires:


         Embossed Hereon & [illegible]
  Commonwealth of Virginia Notary Public Seal
My Commission Expires October 31, 19[illegible]
                LYNETTE M. HALL
- -----------------------------------------------


STATE OF VIRGINIA, TO WIT:

         I HEREBY CERTIFY that on this 5 day of October, 1995, before me, the subscriber, a Notary Public of the State aforesaid, personally appeared James
P. Steck, who acknowledged himself to be the Vice President of First Union National Bank of Virginia, and that he, as such Vice President, being authorized so to do, executed the foregoing instrument for the purposes therein contained, by signing in my presence the name of the corporation by himself as Vice President.

         IN WITNESS WHEREOF, I hereunto set my hand and official seal.



                                       /s/ DELORES GEORGE LEPAGE
                                       --------------------------------------
                                       Notary Public

My Commission Expires:

      1/31/99
- ------------------------------

                             CAPITAL STOCK EXHIBIT



Name                                           No. of Shares
- ----                                           -------------
Bruce M. Bowen                                   160 shares

Kevin M. Norton                                  100 shares

Patrick J. Norton, Jr.                           100 shares

William J. Slayton                               100 shares

Daniel Bowen                                      10 shares

Sarah Bowen                                       10 shares

Margaret Bowen                                    10 shares

J.A.P. Investment Group, L.P.                    510 shares


All shares are common stock, one class.

                            PERMITTED LIENS EXHIBIT



[None].

                                 EXHIBIT NO. 1





                                     - 59 -